                                                                   EXHIBIT 10.18



                                                               EXECUTION VERSION



                               DATED 8 MARCH 2001

                                 ZINDART LIMITED

                                   as Borrower

                           HUA YANG HOLDINGS CO. LTD.

                     HUA YANG PRINTING HOLDINGS CO., LIMITED

                                  as Guarantors

                               ABN AMRO BANK N.V.

              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                                HONG KONG BRANCH

                         KBC BANK N.V., HONG KONG BRANCH

                             STANDARD CHARTERED BANK

                                  as Arrangers

                      ABN AMRO BANK N.V., HONG KONG BRANCH

                          as Agent and Security Trustee

                                       and

                                     OTHERS



          -------------------------------------------------------------
                                  US$9,000,000

                             TERM FACILITY AGREEMENT
          -------------------------------------------------------------

                                    CONTENTS

CLAUSE                                                                           PAGE
1.    Definitions And Interpretation................................................1

2.    The Facility.................................................................12

3.    Availability Of The Facility.................................................13

4.    Interest Periods.............................................................14

5.    Payment And Calculation Of Interest..........................................14

6.    Market Disruption And Alternative Interest Rates.............................14

7.    Notification.................................................................15

8.    Repayment....................................................................16

9.    Prepayment...................................................................17

10.   Taxes........................................................................17

11.   Tax Receipts.................................................................18

12.   Increased Costs..............................................................19

13.   Illegality...................................................................19

14.   Representations..............................................................20

15.   Financial Information........................................................23

16.   Financial Condition..........................................................25

17.   Covenants....................................................................27

18.   Events Of Default............................................................30

19.   Guarantee And Indemnity......................................................33

20.   Fees.........................................................................36

21.   Costs And Expenses...........................................................36

22.   Default Interest And Break Costs.............................................37

23.   Borrower's Indemnities.......................................................38

24.   Currency Of Account And Payment..............................................39

25.   Payments.....................................................................39

26.   Set-Off......................................................................41

27.   Sharing......................................................................41

28.   The Agent, The Arrangers And The Banks.......................................42

29.   Assignments And Transfers....................................................48

30.   Calculations And Evidence Of Debt............................................50

31.   Remedies And Waivers, Partial Invalidity.....................................51


CLAUSE                                                                           PAGE
32.   Notices......................................................................52

33.   Counterparts.................................................................53

34.   Amendments...................................................................53

35.   Governing Law................................................................54

36.   Jurisdiction.................................................................54

Schedule 1       THE BANKS.........................................................55

Schedule 2       FORM OF TRANSFER CERTIFICATE......................................56

Schedule 3       CONDITIONS PRECEDENT..............................................59

Schedule 4       NOTICE OF DRAWDOWN................................................61

Schedule 5       FORM OF COMPLIANCE CERTIFICATE....................................62

Schedule 6       MANDATORY COSTS...................................................63

Schedule 7       FORM OF CHARGE OVER CORGI CLASSICS HOLDINGS SHARES................65

Schedule 8       FORM OF CHARGE OVER CORGI CLASSICS SHARES.........................79

Schedule 9       CONDITIONS SUBSEQUENT.............................................93

Execution Pages....................................................................94

THIS AGREEMENT is made on 8 March 2001

BETWEEN

(1)    ZINDART LIMITED (the "BORROWER");

(2) HUA YANG HOLDINGS CO. LTD. AND HUA YANG PRINTING HOLDINGS CO., LIMITED (the "GUARANTORS");

(3) ABN AMRO BANK N.V., COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., HONG KONG BRANCH, KBC BANK N.V., HONG KONG BRANCH AND STANDARD CHARTERED BANK as arrangers of the Facility (the "ARRANGERS");

(4) ABN AMRO BANK N.V., HONG KONG BRANCH as agent and security trustee for the Banks (the "AGENT"); and

(5)    THE BANKS (as defined below).

IT IS AGREED as follows.


1.     DEFINITIONS AND INTERPRETATION

1.1    DEFINITIONS

       In this Agreement:

       "ADVANCE" means the advance (as from time to time reduced by repayment in accordance with the terms hereof) made or to be made by the Banks hereunder.

       "AUTHORISED SIGNATORY" means, in relation to an Obligor or Corgi Classics, any person who is duly authorised (in such manner as may be reasonably acceptable to the Agent) and in respect of whom the Agent has received a certificate signed by a director or another Authorised Signatory of such Obligor or Corgi Classics setting out the name and signature of such person and confirming such person's authority to act.

       "AVAILABLE COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, the amount set opposite its name in
       Schedule 1 (The Banks) LESS the aggregate amount which it has advanced hereunder at such time.

       "AVAILABLE FACILITY" means, at any time, the aggregate amount of the Available Commitments adjusted in the case of any proposed drawdown so as to take into account any reduction in the Available Commitment of a Bank pursuant to the terms hereof.

       "AVAILABILITY PERIOD" means the period from and including the date hereof to and including the earlier of (a) the date falling two weeks from the date hereof and (b) the first Business Day on which the Available Commitment of each of the Banks is zero.

       "BANK" means any financial institution:

       (a)     named in Schedule 1 (The Banks); or

       (b) which has become a party hereto in accordance with Clause 29.4 (Assignments by Banks) or Clause 29.5 (Transfers by Banks),

       and which has not ceased to be a party hereto in accordance with the terms hereof.

       "BUSINESS DAY" means a day (other than a Saturday or Sunday) which is not a public holiday and on which banks are open for general business in Hong Kong, London and New York City.

       "CHARGE OVER CORGI CLASSICS HOLDINGS SHARES" means a charge over the shares in Corgi Classics Holdings in the form of Schedule 7 (Form of Charge over Corgi Classics Holdings Shares) to be executed by the Borrower in favour of the Agent in its capacity as agent and security trustee for and on behalf of the Banks.

       "CHARGE OVER CORGI CLASSICS SHARES" means a charge over the shares in Corgi Classics in the form of Schedule 8 (Form of Charge over Corgi Classics Shares) to be executed by Corgi Classics Holdings in favour of the Agent in its capacity as agent and security trustee for and on behalf of the Banks.

       "CHINAVEST" means ChinaVest Limited.

       "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate).

       "CORGI CLASSICS" means Corgi Classics Limited, a company incorporated in England and Wales with registered number 3034370.

       "CORGI CLASSICS HOLDINGS" means Corgi Classics Holdings Limited (previously known as Exitarena Limited), a company incorporated in England and Wales with registered number 3811954.

       "CORGI GROUP" means Corgi Classics Holdings and its subsidiaries for the time being.

       "CORGI TRADE PAYABLES LETTER" means a letter (substantially in the form approved by the Agent prior to the execution of this Agreement) to be executed by Corgi Classics on or about the date hereof in favour of the Borrower regarding the repayment by Corgi Classics of its trade payables owed to the Borrower.

       "DONGGUAN XINDA" means Dongguan Xinda Giftware Co. Ltd..

       "ENCUMBRANCE" means (a) a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person, (b) any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person or (c) any other type of preferential arrangement (including any title transfer and retention arrangement) having a similar effect.

       "ENVIRONMENTAL CLAIM" means any claim, proceedings or investigation by any person pursuant to any Environmental Law.

       "ENVIRONMENTAL LAW" means any applicable law in any jurisdiction in which any member of the Group conducts business which relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

       "ENVIRONMENTAL PERMITS" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

       "EVENT OF DEFAULT" means any circumstance described as such in Clause 18 (Events of Default).

       "FACILITY" means the dollar term loan facility granted to the Borrower in this Agreement.

       "FACILITY OFFICE" means, in relation to the Agent, the office identified with its signature below or such other office as it may select by notice and, in relation to any Bank, the office notified by it to the Agent in writing prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select by notice to the Agent.

       "FINAL REPAYMENT DATE" means the date falling 30 months from the date of the making of the Advance hereunder PROVIDED THAT if such date is not a Business Day, it shall be deemed to be the next succeeding Business Day.

       "FINANCE DOCUMENTS" means this Agreement, the Corgi Trade Payables Letter, the Security Documents, any fee letter delivered pursuant to Clause 20 (Fees), any document(s) delivered or to be delivered pursuant to any of the foregoing and any other document designated as such by the Agent.

       "FINANCE PARTIES" means the Agent, the Arrangers and the Banks.

       "FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

       (a)     Indebtedness for Borrowed Money;

       (b) any documentary or standby letter of credit facility or performance bond facility;

       (c) any interest rate swap, currency swap, forward foreign exchange transaction, cap, floor, collar or option transaction or any other treasury transaction or any combination thereof or any other transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and the amount of the Financial Indebtedness in relation to any such transaction shall be calculated by reference to the mark-to-market valuation of such transaction at the relevant time); and

       (d) any guarantee or indemnity for any of the items referred to in paragraphs (a) to (c) above.

       "GROUP" means the Borrower and its subsidiaries for the time being.

       "GUARANTORS" means Hua Yang Holdings and Hua Yang Printing.

       "HUA YANG HOLDINGS" means Hua Yang Holdings Co. Ltd..

       "HUA YANG PRINTING" means Hua Yang Printing Holdings Co., Limited.

       "INDEBTEDNESS FOR BORROWED MONEY" means any indebtedness for or in respect of:

       (a)     moneys borrowed;

       (b) any amount raised by acceptance under any acceptance credit facility;

       (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

       (d) any amount raised pursuant to any issue of shares which are expressed to be redeemable;

       (e) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with generally accepted accounting principles in the relevant jurisdiction, be treated as a finance or capital lease;

       (f) the amount of any liability in respect of any advance or deferred purchase agreement if one of the primary reasons for entering into such agreement is to raise finance;

       (g) receivables sold or discounted (other than on a non-recourse basis);

       (h) any agreement or option to re-acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance;

       (i) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

       (j) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to
               (i) above.

       "INSTRUCTING GROUP" means:

       (a) before any Advances have been made, a Bank or Banks whose Available Commitments amount in aggregate to more than 66 2/3% of the Available Facility; and

       (b) thereafter, a Bank or Banks to whom in aggregate more than sixty six and two thirds per cent. of the Loan is (or, immediately prior to its repayment, was then) owed.

       "INTERCOMPANY LOANS" means:

       a) loans or any form of credit granted to the Borrower by (i) Hua Yang Printing in respect of certain services and products provided by Hua Yang Printing to the Borrower, (ii) Luen Tat Mould Mfg. Ltd. in respect of certain services and products provided by Luen Tat Mould Mfg. Ltd. to the Borrower, (iii) Luen Tat Model Design Co. Ltd. in respect of certain services and products provided by Luen Tat Model Design Co. Ltd. to the Borrower, and (iv) Onchart Industrial Ltd. in respect of certain services and products provided by Onchart Industrial Ltd. to the Borrower;

       b) a loan made by Hua Yang Holdings to Hua Yang Printing in the amount of $25,399,000;

       c) loans made by the Borrower to Corgi Classics Holdings in the aggregate amount of $15,715,000; and

       d) trade payables owed by Corgi Classics to the Borrower in respect of products provided to Corgi Classics by the Borrower specified in the Corgi Trade Payables Letter as the Remaining Trade Payables Amount being an amount of $2,400,000.

       "INTEREST PERIOD" means, save as otherwise provided herein:

       (a)    any of those periods mentioned in Clause 4.1 (Interest Periods);
              and

       (b) in relation to an Unpaid Sum, any of those periods mentioned in Clause 22.1 (Default Interest Periods).

       "LIBOR" means, in relation to any amount to be advanced to, or owing by, an Obligor under the Finance Documents on which interest for a given period is to accrue:

       (a) the percentage rate per annum determined by the Agent to be equal to the arithmetic mean (rounded upwards, if not already a multiple, to the nearest whole multiple of one-sixteenth of one percent.) of the offered quotations which appear on the page of the Reuters Monitor Money Rates Service designated for the display of London Interbank Offered Rates for dollars (being currently "LIBO") or the currency of any Unpaid Sum for such period as of
              11.00 a.m. on the Quotation Date for such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying the London Interbank Offered Rates for dollars (or the currency of such Unpaid Sum) as the Agent, after consultation with the Banks and the Borrower, shall select; or

         if no quotation for dollars (or the currency of such Unpaid Sum) and the relevant period is displayed and the Agent has not selected an alternative service on which a quotation is displayed, the arithmetic mean (rounded upwards to four decimal places) of the rates (as notified to the Agent) at which each of the Reference Banks was offering to prime banks in the London interbank market deposits in dollars (or the currency of such Unpaid Sum) for such period as of
         11.00 a.m. on the Quotation Date for such period.

       "LOAN" means the aggregate principal amount for the time being outstanding hereunder.

       "LOAN NOTES" means the 7 per cent. Pound Sterling 3,000,000 unsecured exchangeable loan notes due 2002 issued by Corgi Classics Holdings pursuant to an instrument dated 28 July 1999 between the Borrower and Corgi Classics Holdings, of which Pound Sterling 2,100,000 is outstanding as at the date hereof.

       "MANDATORY COST RATE" means the rate determined in accordance with
       Schedule 6 (Mandatory Costs).

       "MARGIN" means 2.0 per cent. per annum.

       "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole; (b) the ability of an Obligor to perform its obligations under any Finance Document; or (c) the validity or enforceability of any Finance Document or the rights or remedies of any Finance Party thereunder.

       "NOTICE OF DRAWDOWN" means a notice substantially in the form set out in
       Schedule 4 (Notice of Drawdown).

       "OBLIGORS" means the Borrower, the Guarantors, Corgi Classics Holdings and the Subordinated Lenders.

       "ORIGINAL FINANCIAL STATEMENTS" means:

       (a) in relation to the Borrower, its audited consolidated financial statements for its financial year ended 31 March 2000;

       (b) in relation to the Guarantors, each of its audited consolidated financial statements for its financial year ended 31 March 2000;

       (c) in relation to Corgi Classics Holdings, its audited consolidated financial statements for its financial year ended 31 March 2000; and

       (d) in relation to Corgi Classics, its audited consolidated financial statements for its financial year ended 31 March 2000.

       "ORIGINAL LENDERS" means ABN AMRO Banks N.V., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Hong Kong Branch, KBC Bank N.V., Hong Kong Branch and Standard Chartered Bank.

       "PERMITTED ENCUMBRANCE" means:

       (a) any Encumbrance entered into pursuant to this Agreement or any Finance Document;

       (b) any Encumbrance over or affecting any asset acquired by a member of the Group after the date hereof and subject to which such asset is acquired, if:

               (i) such Encumbrance was not created in contemplation of the acquisition of such asset by a member of the Group;

               (ii) the amount thereby secured has not been increased in contemplation of, or since the date of, the acquisition of such asset by a member of the Group; and

               (iii) such Encumbrance is removed or discharged within three months of the date of acquisition of such asset;

       (c) any Encumbrance over or affecting any asset of any company which becomes a member of the Group after the date hereof, where such Encumbrance is created prior to the date on which such company becomes a member of the Group, if:

               (i) such Encumbrance was not created in contemplation of the acquisition of such company;

               (ii) the amount thereby secured has not been increased in contemplation of, or since the date of, the acquisition of such company; and

               (iii) such Encumbrance is removed or discharged within three months of such company becoming a member of the Group;

       (d) any netting or set-off arrangement entered into by any member of the Group in the normal course of its banking arrangements for the purpose of netting debit and credit balances;

       (e) any title transfer or retention of title arrangement or financial lease in respect of machinery entered into by any member of the Group in the normal course of its trading activities on the counterparty's standard or usual terms;

       (f) any lien arising by operation of law and in the normal course of business, if such lien is discharged within ten days of arising; and

       (g)    the Permitted Foreign Exchange Contracts.



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

      "PERMITTED FACTORING ARRANGEMENTS" means any factoring arrangements existing as at the date hereof which the Borrower has entered into, the details of which have been fully disclosed in writing to the Agent and which (1) are on a non-recourse basis; (2) involve the deduction of interests, financial charges and insurance fees only (and no other amounts) from the proceeds collected by the Factoring House (as defined below); (3) do not constitute, are not intended to be and are not treated by any bank or financial institution with which such factoring arrangements are entered into (the "FACTORING HOUSE"), as guarantees for or other assurance against financial loss in respect of any other credit or financing facilities extended to any person by such Factoring Bank; and
      (4) are entered into in the ordinary course of business.

      "PERMITTED FOREIGN EXCHANGE CONTRACTS" means:

       (a) the forward exchange contract entered into between the Borrower and ABN AMRO Bank N.V., Hong Kong Branch;

       (b) the forward exchange contracts entered into between Corgi Classics and The Royal Bank of Scotland; and

       (c) forward exchange contracts entered or to be entered into by the Group for the purpose of hedging the Group's multicurrency receivables and payables provided that the currencies subject to such foreign exchange contracts are limited to dollars, sterling, Hong Kong dollars, Renminbi, Canadian dollars, Australian dollars, Japanese yen and other European currencies, including without limitation, French francs, Deutsche marks, Euro and Sterling pounds.

      "PERMITTED INDEBTEDNESS" means the Intercompany Loans, the Loan Notes, the RBS Term Loan Facility, the RBS Revolving Facility, and any indebtedness incurred pursuant to the Permitted Foreign Exchange Contracts.

      "POTENTIAL EVENT OF DEFAULT" means any event which may become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default.

       "QUOTATION DATE" means, in relation to any period for which an interest rate is to be determined under the Finance Documents, the day on which quotations would ordinarily be given by prime banks in the London interbank market for deposits in dollars (or the currency of any Unpaid
       Sum) for delivery on the first day of that period, PROVIDED THAT, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates (for the avoidance of doubt, the Quotation Date for an Interest Period relating to an amount in US$ is, according to the current practice, the day falling 2 Business Days prior to the commencement of such Interest Period).

       "RBS REVOLVING FACILITY" means the Pound Sterling 3,000,000 revolving credit facility granted to Corgi Classics pursuant to a revolving credit facility agreement dated 24 January 2001 and entered into between Corgi Classics as borrower and The Royal Bank of Scotland plc. as bank.

       "RBS TERM LOAN FACILITY" means the Pound Sterling 4,000,000 term loan facility granted to Corgi Classics pursuant to a term loan facility agreement dated 24 January 2001 and entered into between Corgi Classics as borrower and The Royal Bank of Scotland plc. as bank.

       "REFERENCE BANKS" means the principal London offices of ABN AMRO Bank N.V., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., KBC Bank N.V. and Standard Chartered Bank or such banks as may be appointed as such by the Agent after consultation with the Borrower.

       "RELEVANT PERIOD" means each period of twelve months ending on the last day of the Borrower's financial year.

       "REPAYMENT DATE" means each of the dates specified in Clause 8 (Repayment), PROVIDED THAT if such date is not a Business Day, it shall be deemed to be the next succeeding Business Day.

       "REPEATED REPRESENTATIONS" means each of the representations set out in Clause 14.1 (Status) to Clause 14.20 (Ownership of Corgi Classics).

       "SBLC FACILITY" means the US$30,000,000 standby letter of credit facility granted to the Borrower pursuant to the SBLC facility agreement dated 28 July 1999 and entered into between the Borrower as L/C applicant, Hua Yang Holdings Co. Ltd. and Hua Yang Printing Holdings Co., Limited as guarantors, ABN AMRO Bank N.V., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Hong Kong Branch, KBC Bank N.V., Hong Kong Branch and Standard Chartered Bank as arrangers, ABN AMRO Bank, N.V., Hong Kong Branch as agent, ABN AMRO Bank, N.V., Hong Kong Branch as fronting bank and the financial institutions named therein as banks.

       "SECURITY DOCUMENTS" means the Charge over Corgi Classics Holdings Shares, the Charge over Corgi Classics Shares and the Subordination Deed.

       "SHENZHEN HUAXUAN" means Shenzhen Huaxuan Printing Co. Ltd.

       "SUBORDINATION DEED" means the subordination deed (substantially in the form approved by the Agent prior to the execution of this Agreement) dated on or about the date hereof and between the Borrower and the Guarantors as initial obligors, Hua Yang Printing, Hua Yang Holdings, Luen Tat Mould Mfg. Ltd., Luen Tat Model Design Co. Ltd. and Onchart Industrial Ltd. as subordinated lenders and the Agent in its capacity as agent and security trustee for and on behalf of the Banks.

       "SUBORDINATED LENDERS" means Hua Yang Printing, Hua Yang Holdings, Luen Tat Mould Mfg. Ltd., Luen Tat Model Design Co. Ltd and Onchart Industrial Ltd. in their capacity as subordinated lenders under the Subordination Deed.

       "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 2 (Form of Transfer Certificate) signed by a Bank and a Transferee under which:

       (a) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights, benefits and obligations under the Finance Documents upon and subject to the terms and conditions set out in Clause 29.3 (Assignments and Transfers by Banks); and

       (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as contemplated in Clause 29.5 (Transfers by Banks).

       "TRANSFER DATE" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in such Transfer Certificate.

       "TRANSFEREE" means a person to which a Bank seeks to transfer by novation all or part of such Bank's rights, benefits and obligations under the Finance Documents.

       "UNPAID SUM" means the unpaid balance of any of the sums referred to in Clause 22.1 (Default Interest Periods).

1.2    INTERPRETATION

       Any reference in this Agreement to:

       the "AGENT" or any "BANK" shall be construed so as to include its and any subsequent successors and permitted transferees in accordance with their respective interests;

       "CONTINUING", in relation to an Event of Default, shall be construed as a reference to an Event of Default which has not been waived in accordance with the terms hereof and, in relation to a Potential Event of Default, one which has not been remedied within the relevant grace period or waived in accordance with the terms hereof;

       a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

       "INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

       a "LAW" shall be construed as any law (including common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

       a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that:

       (a) if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

       (b) if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month,

       (and references to "MONTHS" shall be construed accordingly);

       a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

       "REPAY" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "PREPAY" (or, as the case may be, the corresponding derivative form thereof);

       a "SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation:

       (a) which is controlled, directly or indirectly, by the first-mentioned company or corporation;

       (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

       (c) which is a subsidiary of another subsidiary of the first-mentioned company or corporation and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body;

       a "SUCCESSOR" shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred;

       "TAX" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

       "VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time;

       a "WHOLLY-OWNED SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation which has no other members except that other company or corporation and that other company's or corporation's wholly-owned subsidiaries or persons acting on behalf of that other company or corporation or its wholly-owned subsidiaries; and

       the "WINDING-UP", "DISSOLUTION" or "ADMINISTRATION" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3    CURRENCY SYMBOLS

       "$" and "DOLLARS" denote lawful currency of the United States of America.

1.4    AGREEMENTS AND STATUTES

       Any reference in this Agreement to:

       1.4.1 this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented; and

       1.4.2 a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted.

1.5    HEADINGS

       Clause and Schedule headings are for ease of reference only.

1.6    TIME

       Any reference in this Agreement to a time of day shall, unless a contrary indication appears, be a reference to London time.

2.     THE FACILITY

2.1    GRANT OF THE FACILITY

       The Banks grant to the Borrower, upon the terms and subject to the conditions hereof, a dollar term loan facility in an aggregate amount of $9,000,000.

2.2    PURPOSE AND APPLICATION

       The Facility is intended for refinancing the SBLC Facility and, accordingly, the Borrower shall apply all amounts raised by it hereunder in or towards satisfaction of such purpose and none of the Finance Parties shall be obliged to concern themselves with such application.

2.3    CONDITIONS PRECEDENT

       Save as the Banks may otherwise agree, the Borrower may not deliver any Notice of Drawdown unless the Agent has confirmed to the Borrower and the Banks that it has received all of the documents and other evidence listed in Schedule 3 (Conditions Precedent) and that each is, in form and substance, satisfactory to the Agent.

2.4    BANKS' OBLIGATIONS SEVERAL

       The obligations of each Bank are several and the failure by a Bank to perform its obligations hereunder shall not affect the obligations of an Obligor towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder.

2.5    BANKS' RIGHTS SEVERAL

       The rights of each Bank are several and any debt arising hereunder at any time from an Obligor to any of the other parties hereto shall be a separate and independent debt. Each such party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party (so that it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose).

3.     AVAILABILITY OF THE FACILITY

3.1    DRAWDOWN CONDITIONS

       The Advance will be made by the Banks to the Borrower if:

       3.1.1 not more than ten nor less than two Business Days before the proposed date for the making of the Advance, the Agent has received a completed Notice of Drawdown;

       3.1.2 the proposed date for the making of the Advance is a Business Day within the Availability Period;

       3.1.3 the proposed amount of the Advance is equal to the amount of the Available Facility;

       3.1.4 the interest rate applicable to the Advance during its first Interest Period would not fall to be determined pursuant to Clause 6.1 (Market Disruption); and

       3.1.5 on and as of the proposed date for the making of the Advance no Event of Default or Potential Event of Default is continuing and the Repeated Representations are true in all material respects.

3.2    EACH BANK'S PARTICIPATION

       Each Bank will participate through its Facility Office in the Advance made pursuant to Clause 3.1 (Drawdown Conditions) in the proportion borne by its Available Commitment to the Available Facility immediately prior to the making of the Advance.

3.3    REDUCTION OF AVAILABLE COMMITMENT

       If a Bank's Available Commitment is reduced in accordance with the terms hereof after the Agent has received the Notice of Drawdown for the Advance and such reduction was not taken into account in the Available Facility, then the amount of the Advance shall be reduced accordingly.

4.     INTEREST PERIODS

4.1    INTEREST PERIODS

       The period for which the Advance is outstanding shall be divided into successive periods each of which (other than the first, which shall begin on the day the Advance is made) shall start on the last day of the preceding such period.

4.2    DURATION

       The duration of each Interest Period shall, save as otherwise provided herein, be one, two or three months, in each case as the Borrower may by not less than five Business Days' prior notice to the Agent select, PROVIDED THAT:

       4.2.1 if the Borrower fails to give such notice of its selection in relation to an Interest Period, the duration of that Interest Period shall, subject to sub-clauses 4.2.2 and 4.2.3, be one month;

       4.2.2 any Interest Period which begins during or at the same time as any other Interest Period shall end at the same time as that other Interest Period; and

       4.2.3 any Interest Period which would otherwise end during the month preceding, or extend beyond, a Repayment Date shall be of such duration that it shall end on that Repayment Date.


5.     PAYMENT AND CALCULATION OF INTEREST

5.1    PAYMENT OF INTEREST

       On the last day of each Interest Period the Borrower shall pay accrued interest on the Advance.

5.2    CALCULATION OF INTEREST

       The rate of interest applicable to the Advance from time to time during an Interest Period relating thereto shall be the rate per annum which is the sum of the Margin, the Mandatory Cost Rate in respect thereof for the time being and LIBOR on the Quotation Date therefor.

6.     MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

6.1    MARKET DISRUPTION

       If, in relation to the Advance:

       6.1.1 LIBOR is to be determined by reference to Reference Banks and at or about 11.00 a.m. on the Quotation Date for the relevant Interest Period none or only one of the Reference Banks supplies a rate for the purpose of determining LIBOR for the relevant Interest Period; or

       6.1.2 before the close of business in London on the Quotation Date for the Advance the Agent has been notified by a Bank or each of a group of Banks to whom in aggregate thirty-five per cent. or more of the Advance is owed (or, in the case of an undrawn Advance, if made, would be owed) that the LIBOR rate does not accurately reflect the cost of funding its participation in the Advance then, the Agent shall notify the other parties hereto of such event and, notwithstanding anything to the contrary in this Agreement, Clause 6.2 (Substitute Interest Period and Interest Rate) shall apply to the Advance (if it is already outstanding). If sub-clause 6.1.1 or 6.1.2 applies to a proposed Advance, the Advance shall not be made.

6.2    SUBSTITUTE INTEREST PERIOD AND INTEREST RATE

       If sub-clause 6.1.1 of Clause 6.1 (Market Disruption) applies to the Advance, the duration of the relevant Interest Period shall be one month or, if less, such that it shall end on the next succeeding Repayment Date. If either sub-clauses 6.1.1 or 6.1.2 of Clause 6.1 (Market Disruption) applies to the Advance, the rate of interest applicable to the Advance during the relevant Interest Period shall (subject to any agreement reached pursuant to Clause 6.3 (Alternative Rate)) be the rate per annum which is the sum of:

       6.2.1   the Margin;

       6.2.2   the Mandatory Cost Rate in respect thereof for the time being;
               and

       6.2.3 the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards to four decimal places) of the rates notified by each Bank to the Agent before the last day of such Interest Period to be those which express as a percentage rate per annum the cost to each Bank of funding from whatever sources it may select its portion of the Advance during such Interest Period.

6.3    ALTERNATIVE RATE

       If (a) either of those events mentioned in sub-clauses 6.1.1 and 6.1.2 of Clause 6.1 (Market Disruption) occurs in relation to the Advance or (b) by reason of circumstances affecting the London interbank market during any period of three consecutive Business Days LIBOR is not available for dollars to prime banks in the London interbank market, then if the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations with a view to agreeing a substitute basis (i) for determining the rates of interest from time to time applicable to the Advance and/or (ii) upon which the Advance may be maintained (whether in dollars or some other currency) thereafter and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto, PROVIDED THAT the Agent may not agree any such substitute basis without the prior consent of each Bank.

7.     NOTIFICATION

7.1    ADVANCES AND INTEREST PERIODS

       Not less than three Business Days before the first day of an Interest Period, the Agent shall notify each Bank of the proposed amount of the Advance, the proposed length of such Interest Period and the aggregate principal amount of the relevant Advance allocated to such Bank pursuant to Clause 3.2 (Each Bank's Participation).

7.2    INTEREST RATE DETERMINATION

       The Agent shall promptly notify the Borrower and the Banks of each determination of LIBOR and the Mandatory Cost Rate.

7.3    CHANGES TO INTEREST PERIODS OR INTEREST RATES

       The Agent shall promptly notify the Borrower and the Banks of any change to the proposed length of an Interest Period or any interest rate occasioned by the operation of Clause 6 (Market Disruption and Alternative Interest Rates).

8.     REPAYMENT

       On each Repayment Date set out in the table below the Borrower shall repay the Loan in instalments in the amounts set out opposite such Repayment Date in the table below provided that any instalments not made in accordance with the table below and any other amounts remaining owing to any Finance Party under any Finance Document shall be paid not later than the Final Repayment Date.

       REPAYMENT DATE                                        AMOUNT (US$)
The day falling 3 months from the date of                      500,000
the making of the Advance hereunder

The day falling 6 months from the date of                      500,000
the making of the Advance hereunder

The day falling 9 months from the date of                      500,000
the making of the Advance hereunder

The day falling 12 months from the date of                     500,000
the making of the Advance hereunder

The day falling 15 months from the date of                    1,000,000
the making of the Advance hereunder

The day falling 18 months from the date of                    1,000,000
the making of the Advance hereunder

The day falling 21 months from the date of                    1,250,000
the making of the Advance hereunder

The day falling 24 months from the date of                    1,250,000
the making of the Advance hereunder

The day falling 27 months from the date of                    1,250,000
the making of the Advance hereunder

The Final Repayment Date                                      1,250,000

9.     PREPAYMENT

9.1    PREPAYMENT

       The Borrower may, if it has given to the Agent not less than ten Business Days' prior notice to that effect, prepay the whole of any Advance or any part of any Advance on the last day of any Interest Period relating to the Advance. Any prepayment so made shall satisfy pro tanto the Borrower's obligations under Clause 8 (Repayment) in inverse chronological order.

9.2    NOTICE OF PREPAYMENT

       Any notice of prepayment given by the Borrower pursuant to Clause 9.1 (Prepayment) shall be irrevocable, shall specify the date upon which such prepayment is to be made and the amount of such prepayment and shall oblige the Borrower to make such prepayment on such date.

9.3    REPAYMENT OF A BANK'S SHARE OF THE LOAN

       If:

       9.3.1 any sum payable to any Bank is required to be increased pursuant to Clause 10.1 (Tax Gross-up); or

       9.3.2 any Bank claims indemnification from an Obligor under Clause 10.2 (Tax Indemnity) or Clause 12.1 (Increased Costs),

       the Borrower may, whilst such circumstance continues, give the Agent at least ten Business Days notice (which notice shall be irrevocable) of its intention to repay such Bank's share of the Loan. On the last day of each of the then current Interest Periods the Borrower shall repay such Bank's portion of the Advance to which such Interest Period relates. Any repayment so made shall reduce rateably the remaining obligations of the Borrower under Clause 8 (Repayment) and the Available Commitment of such Bank shall be immediately reduced to zero.

9.4    NO OTHER REPAYMENT AND NO REBORROWING

       The Borrower shall not repay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement and shall not be entitled to reborrow any amount repaid or prepaid.

10.    TAXES

10.1   TAX GROSS-UP

       All payments to be made by an Obligor to any Finance Party under the Finance Documents shall be made free and clear of and without deduction for or on account of tax unless such Obligor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

10.2   TAX INDEMNITY

       Without prejudice to Clause 10.1 (Tax Gross-up), if any Finance Party is required to make any payment of or on account of tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for purposes of tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, upon demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, PROVIDED THAT this Clause 10.2 shall not apply to:

       10.2.1 any tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated; or

       10.2.2 any tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located.

10.3   CLAIMS BY BANKS

       A Bank intending to make a claim pursuant to Clause 10.2 (Tax Indemnity) shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Borrower thereof.

11.    TAX RECEIPTS

11.1   NOTIFICATION OF REQUIREMENT TO DEDUCT TAX

       If, at any time, an Obligor is required by law to make any deduction or withholding from any sum payable by it under the Finance Documents (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Agent.

11.2   EVIDENCE OF PAYMENT OF TAX

       If an Obligor makes any payment under the Finance Documents in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent for each Bank, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

11.3   TAX AND OTHER AFFAIRS

       No provision of this Agreement shall interfere with the right of any Finance Party to arrange its tax or any other affairs in whatever manner it thinks fit, oblige any Finance Party to claim any credit, relief, remission or repayment in respect of any payment under Clause 10 (Taxes) in priority to any other credit, relief, remission or repayment available to it nor oblige any Finance Party to disclose any information relating to its tax or other affairs or any computations in respect thereof.

12.    INCREASED COSTS

12.1   INCREASED COSTS

       If, by reason of (a) any change in law or in its interpretation or administration and/or (b) compliance with any request or requirement relating to the maintenance of capital or any other request from or requirement of any central bank or other fiscal, monetary or other authority:

       12.1.1 a Bank or any holding company of such Bank is unable to obtain the rate of return on its capital which it would have been able to obtain but for such Bank's entering into or assuming or maintaining a commitment or performing its obligations under the Finance Documents;

       12.1.2 a Bank or any holding company of such Bank incurs a cost as a result of such Bank's entering into or assuming or maintaining a commitment or performing its obligations under the Finance Documents; or

       12.1.3 there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining such Bank's share of the Advances or any Unpaid Sum,

       then the Borrower shall, from time to time on demand of the Agent, promptly pay to the Agent for the account of that Bank amounts sufficient to indemnify that Bank or to enable that Bank to indemnify its holding company from and against, as the case may be, (i) such reduction in the rate of return of capital, (ii) such cost or (iii) such increased cost.

12.2   INCREASED COSTS CLAIMS

       A Bank intending to make a claim pursuant to Clause 12.1 (Increased Costs) shall notify the Agent of the event giving rise to such claim, whereupon the Agent shall notify the Borrower thereof.

12.3   EXCLUSIONS

       Notwithstanding the foregoing provisions of this Clause 12, no Bank shall be entitled to make any claim under this Clause 12 in respect of any cost, increased cost or liability compensated by Clause 10 (Taxes).

13.    ILLEGALITY

       If, at any time, it is or will become unlawful for a Bank to make, fund or allow to remain outstanding all or part of its share of the Advances, then that Bank shall, promptly after becoming aware of the same, deliver to the Borrower through the Agent a notice to that effect and:

       13.1.1 such Bank shall not thereafter be obliged to participate in the making of any Advances and the amount of its Available Commitment shall be immediately reduced to zero; and

       13.1.2 if the Agent on behalf of such Bank so requires, the Borrower shall on such date as the Agent shall have specified repay such Bank's share of any outstanding Advances together with accrued interest thereon and all other amounts owing to such Bank hereunder and any repayment so made after the last day of the Availability Period shall reduce rateably the remaining obligations of the Borrower under Clause 8.1 (Repayment Instalments).

14.    REPRESENTATIONS

       Each of the Borrower and the Guarantors makes the representations and warranties set out in Clause 14.1 (Status) to Clause 14.20 (Ownership of Corgi Classics) and acknowledges that the Finance Parties have entered into this Agreement in reliance on those representations and warranties.

14.1   STATUS

       It is a corporation duly organised under the laws of Hong Kong (in the case of the Borrower and Hua Yang Printing) and of the Cayman Islands (in the case of Hua Yang Holdings).

14.2   GOVERNING LAW AND JUDGMENTS

       In any proceedings taken in its jurisdiction of incorporation in relation to this Agreement, the choice of Hong Kong law as the governing law of this Agreement and any judgment obtained in Hong Kong will be recognised and enforced.

14.3   BINDING OBLIGATIONS

       The obligations expressed to be assumed by it in the Finance Documents to which it is a party are legal and valid obligations binding on it and enforceable against it in accordance with the terms thereof.

14.4   EXECUTION OF THIS AGREEMENT

       Its execution of this Agreement and its exercise of its rights and performance of its obligations under the Finance Documents to which it is a party do not and will not:

       14.4.1 conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

       14.4.2  conflict with its constitutive documents; or

       14.4.3  conflict with any applicable law.

       It has the power to enter into the Finance Documents to which it is a party and all corporate and other action required to authorise the execution of such Finance

       Documents and the performance of its obligations under such Finance Documents has been duly taken.

14.5   NO WINDING-UP

       No member of the Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any member of the Group for its winding-up, dissolution, administration or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

14.6   NO MATERIAL DEFAULTS

       No member of the Group is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a Material Adverse Effect.

14.7   NO MATERIAL PROCEEDINGS

       No action or administrative proceeding of or before any court or agency which might have a Material Adverse Effect has been started or threatened.

14.8   AUDITED FINANCIAL STATEMENTS

       The most recent audited consolidated financial statements of the Borrower and the most recent audited consolidated financial statements of each
       Guarantor:

       14.8.1 were prepared in accordance with accounting principles generally accepted in the United States (in the case of the Borrower) and Hong Kong (in the case of the Guarantors) and consistently applied;

       14.8.2 disclose all liabilities (contingent or otherwise) and all unrealised or anticipated losses (which the Borrower or, as the case may be, any member of the Group is required to disclose in accordance with the relevant accounting principles referred to in Clause 14.8.1 above) of the Borrower or, as the case may be, any member of the Group; and

       14.8.3 save as disclosed therein, give a true and fair view of the financial condition and operations of the Borrower or, as the case may be, the Group during the relevant financial year.

14.9   NO MATERIAL ADVERSE CHANGE

       Since the date as at which the most recent audited consolidated financial statements of the Borrower and the most recent audited consolidated financial statements of each Guarantor were stated to be prepared, there has been no material adverse change in the business or financial condition of the Borrower or, as the case may be, any member of the Group.

14.10  WRITTEN INFORMATION

       All written information supplied by any member of the Group to the Agent is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

14.11  VALIDITY AND ADMISSIBILITY IN EVIDENCE

       All acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Finance Documents to which it is a party, (b) to ensure that the obligations expressed to be assumed by it in the Finance Documents to which it is a party are legal, valid, binding and enforceable and (c) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation have been done, fulfilled and performed.

14.12  CLAIMS PARI PASSU

       Under the laws of its jurisdiction of incorporation in force at the date hereof, the claims of the Finance Parties against it under the Finance Documents to which it is a party will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

14.13  NO FILING OR STAMP TAXES

       Under the laws of its jurisdiction of incorporation in force at the date hereof, it is not necessary that the Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to such Finance Documents.

14.14  ENCUMBRANCES

       Save for Permitted Encumbrances, no Encumbrance exists over all or any of the present or future revenues or assets of (including, without limitation, any shares held by) any member of the Group.

14.15  NO DEDUCTION OR WITHHOLDING

       Under the laws of its jurisdiction of incorporation in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make under the Finance Documents to which it is a party.

14.16  ENVIRONMENTAL COMPLIANCE

       Each member of the Group has duly performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect.

14.17  ENVIRONMENTAL CLAIMS

       No Environmental Claim has been commenced or (to the best of the Borrower's and each Guarantor's knowledge and belief) is threatened against any member of the Group where such claim would be reasonably likely, if determined against such member of the Group, to have a Material Adverse Effect.

14.18  OWNERSHIP OF THE GUARANTORS

       The Borrower directly owns beneficially and of record 100 per cent. of the issued share capital of Hua Yang Holdings and Hua Yang Holdings directly owns beneficially and of record 100 per cent. of the issued share capital of Hua Yang Printing.

14.19  OWNERSHIP OF CORGI CLASSICS HOLDINGS

       The Borrower directly owns beneficially and of record 100 per cent. of the issued share capital of Corgi Classics Holdings.

14.20  OWNERSHIP OF CORGI CLASSICS

       Corgi Classics Holdings directly owns beneficially and of record 100 per cent. of the issued share capital of Corgi Classics.

14.21  REPETITION OF REPRESENTATIONS

       The Repeated Representations shall be deemed to be repeated by each of the Borrower and the Guarantors by reference to the facts and circumstances then existing on the first day of each Interest Period.

15.    FINANCIAL INFORMATION

15.1   ANNUAL STATEMENTS

       Each of the Borrower and the Guarantors shall, and shall ensure that Corgi Classics Holdings and Corgi Classics shall, as soon as the same become available, but in any event within 150 days after the end of each of its financial years, deliver to the Agent in sufficient copies for distribution to the Banks its consolidated financial statements for such financial year, audited by an internationally recognised firm of independent auditors licensed to practise in New York (in the case of financial statements of the Borrower), Hong Kong (in the case of financial statements of each Guarantor) or the United Kingdom (in the case of financial statements of Corgi Classics Holdings and Corgi Classics).

15.2   QUARTERLY STATEMENTS

       Each of the Borrower and the Guarantors shall, and shall ensure that Corgi Classics Holdings and Corgi Classics shall, as soon as the same become available but in any event within 60 days after the end of each quarter of each of its financial years deliver to the Agent in sufficient copies for distribution to the Banks its consolidated financial statements for such period.

15.3   REQUIREMENTS AS TO FINANCIAL STATEMENTS

       Each of the Borrower and the Guarantors shall ensure that each set of financial statements delivered by it, Corgi Classics Holdings or Corgi Classics (as the case may be) pursuant to this Clause 15 are:

              15.3.1 prepared using accounting policies, practices, procedures and reference period consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any such set of financial statements, the relevant Obligor or Corgi Classics (as the case may be) notifies the Agent that there have been one or more changes in any such accounting policies, practices, procedures or reference period and, in respect of the financial statements provided pursuant to Clause 15.1 (Annual Statements), the auditors or, otherwise, a senior financial officer, of such Obligor or Corgi Classics (as the case may be) provides:

                     (a) a description of the changes and the adjustments which would be required to be made to those financial statements in order to cause them to use the accounting policies, practices, procedures and reference period upon which the Original Financial Statements were prepared; and

                     (b) sufficient information, in such detail and format as may be reasonably required by the Agent, to enable the Banks to make an accurate comparison between the financial position indicated by those financial statements and the Original Financial Statements, and any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared; and

              15.3.2 certified by an Authorised Signatory of such Obligor or
                     Corgi Classics (as the case may be) as giving, save as disclosed therein, a true and fair view of its consolidated financial condition or, if no consolidated quarterly statements are prepared, its consolidated financial position as at the end of the period to which those financial statements relate and of the results of the Group's, the relevant Obligor's or Corgi Classics' (as the case may be) operations during such period.

15.4   COMPLIANCE CERTIFICATES

       Each of the Borrower and the Guarantors shall ensure that each set of financial statements delivered by it pursuant to Clause 15.1 (Annual Statements) is accompanied by a Compliance Certificate signed by one director and one senior finance officer of the relevant Obligor.

15.5   OTHER FINANCIAL INFORMATION

       Each of the Borrower and the Guarantors shall from time to time on the request of the Agent, furnish the Agent with such information (including without limitation information about the business and financial condition, operations, projections and budget) of the Group as the Agent may reasonably request.

16.    FINANCIAL CONDITION

16.1   FINANCIAL CONDITION

       The Borrower shall ensure that the financial condition of the Group shall be such that:

       16.1.1 Consolidated Tangible Net Worth as at the end of the financial year ending 31 March 2001 and each Relevant Period thereafter shall not be less than $27,500,000.

       16.1.2 The ratio of Consolidated Net Borrowings to Consolidated Tangible Net Worth shall not exceed 1.0:1 as at the end of the financial year ending 31 March 2001 and 0.7:1 as at the end of each Relevant Period thereafter.

       16.1.3 The ratio of its Current Assets to its Current Liabilities as at the end of the financial year ending 31 March 2001 and each Relevant Period thereafter shall not be less than 1.0:1.

       16.1.4 Interest Cover for each Relevant Period shall not be less than 1.5:1 for the financial year ending 31 March 2001 and 2.5:1 for each Relevant Period thereafter.

       16.1.5 Consolidated Profits Before Interest and Tax shall not be less than $3,000,000 for the financial year ending 31 March 2001 and $5,000,000 for each Relevant Period thereafter.

       16.1.6 Debt Service Ratio for each Relevant Period shall not be less than 0.5:1 for the financial year ending 31 March 2001 and 1.2:1 for each Relevant Period thereafter.

       16.1.7 Capital expenditure for the Group (excluding Corgi Classics Holdings and Corgi Classics), in respect of any Relevant Period, shall not exceed $2,500,000.

16.2   FINANCIAL DEFINITIONS

       In Clause 16.1 (Financial Condition) the following terms have the following meanings.

        "CONSOLIDATED FINANCE CHARGES" means, in respect of any Relevant Period, the aggregate amount of the interest (including the interest element of leasing and hire purchase payments and capitalised interest), commission, fees, discounts and other finance payments payable by any member of the Group.

       "CONSOLIDATED NET BORROWINGS" means at any time the aggregate amount of all obligations of the Group for or in respect of Indebtedness for Borrowed Money but excluding ordinary trade indebtedness and any such obligation to any other member of the Group, adjusted to take account of the aggregate amount of freely available cash, cash equivalents (such cash, cash equivalents to have a maturity of not more than 12 months) held by any member of the Group (and so that no amount shall be included or excluded more than once).

        "CONSOLIDATED PROFITS BEFORE INTEREST AND TAX" means, in respect of any Relevant Period, the consolidated net income of the Group before:

        (a)    any provision on account of taxation;

        (b) any interest, commission, discounts or other fees incurred or payable, received or receivable by any member of the Group in respect of Indebtedness for Borrowed Money; and

        (c)    any items treated as exceptional or extraordinary items.

       "CONSOLIDATED TANGIBLE NET WORTH" means at any time the aggregate of the amounts paid up or credited as paid up on the issued share capital of the Borrower (other than any redeemable shares) and the aggregate amount of the reserves of the Group including:

        (a)    any amount credited to the share premium account;

        (b)    any capital redemption reserve fund; and

        (c) any balance standing to the credit of the consolidated profit and loss account of the Group,

        but deducting:

        (i) any debit balance on the consolidated profit and loss account of the Group;

        (ii) (to the extent included) any amount shown in respect of property revaluation where the revaluation in question is otherwise than in accordance with a report of a professional valuer acceptable to the Agent;

        (iii) (to the extent included) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or other intangible assets of the Group and interests of non-Group members in Group subsidiaries;

        (iv) (to the extent included) any amount set aside for taxation, deferred taxation or bad debts,

        and so that no amount shall be included or excluded more than once.

        "CURRENT ASSETS" means the aggregate of inventory, trade and other receivables of each member of the Group including sundry debtors and cash at bank maturing within twelve months from the date of computation.

        "CURRENT LIABILITIES" means the aggregate of all liabilities (including trade creditors, accruals and provisions and prepayments) of each member of the Group falling due within twelve months from the date of computation.

        "DEBT SERVICE RATIO" means, in relation to any Relevant Period, the ratio of (a) Consolidated Profits Before Interest and Tax before any amount attributable to the amortisation of intangible assets and any amount attributable to the depreciation of tangible assets to (b) the sum of Consolidated Finance Charges and the aggregate of the scheduled and mandatory payments for any Indebtedness of Borrowed Money of the Group falling due during such Relevant Period.

        "INTEREST COVER" means, in relation to any Relevant Period, the ratio of Consolidated Profits Before Interest and Tax to Consolidated Finance Charges.

16.3   FINANCIAL TESTING

       The financial covenants set out in Clause 16.1 (Financial Condition) shall be tested by reference to each of the financial statements and each Compliance Certificate delivered pursuant to Clause 15 (Financial Information).

16.4   ACCOUNTING TERMS

       All accounting expressions which are not otherwise defined herein shall be construed in accordance with generally accepted accounting principles in Hong Kong.

17.    COVENANTS

17.1   MAINTENANCE OF LEGAL VALIDITY

       Each of the Borrower and the Guarantors shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of its jurisdiction of incorporation to enable it lawfully to enter into and perform its obligations under the Finance Documents to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of such Finance Documents.

17.2   INSURANCE

       The Borrower shall procure that each member of the Group shall maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by such member of the Group.

17.3   ENVIRONMENTAL COMPLIANCE

       The Borrower shall procure that each member of the Group shall comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same, breach of which (or failure to obtain, maintain or take which) might reasonably be expected to have a Material Adverse Effect.

17.4   ENVIRONMENTAL CLAIMS

       The Borrower shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same if any Environmental Claim has been commenced or (to the best of the Borrower's knowledge and belief) is threatened against any member of the Group in any case where such claim would be reasonably likely, if determined against such member of the Group, to have a Material Adverse Effect or of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group in any case where such claim would be reasonably likely, if determined against such member of the Group, to have a Material Adverse Effect.

17.5   NOTIFICATION OF EVENTS OF DEFAULT

       Each of the Borrower and the Guarantors shall promptly inform the Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Agent, confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred.

17.6   CLAIMS PARI PASSU

       Each of the Borrower and the Guarantors shall ensure that at all times the claims of the Finance Parties against it under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

17.7   NEGATIVE PLEDGE

       The Borrower shall ensure that no member of the Group (other than a member of the Corgi Group) shall, without the prior written consent of the Agent (acting on the instructions of an Instructing Group) create or permit to subsist any Encumbrance over all or any of its present or future revenues or assets other than a Permitted Encumbrance.

17.8   LOANS AND GUARANTEES TO CORGI GROUP

       The Borrower shall ensure that no member of the Group (other than a member of the Corgi Group) shall, without the prior written consent of the Agent (acting on the instructions of an Instructing Group), make any loans, grant any credit (save in the ordinary course of business) or give any guarantee or indemnity (except as required hereby) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person other than guarantees or indemnities given by the Borrower or the Guarantors to secure banking facilities made available to members of the Group (other than a member of the Corgi Group) existing as at the date hereof and the details of which have been fully disclosed in writing to the Agent.

17.9   DISPOSALS

       The Borrower shall ensure that (disregarding sales of stock in trade in the ordinary course of business) no member of the Group shall, without the prior written consent of the Agent (acting on the instructions of an Instructing Group), sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or its assets (exceeding in aggregate $3,000,000) other than (1) financial leases of up to $10,000,000 in respect of machinery; and (2) any Permitted Factoring Arrangements.

17.10  MERGERS

       The Borrower shall ensure that no member of the Group shall, without the prior written consent of the Agent (acting on the instructions of an Instructing Group) merge or consolidate with any other person, enter into any demerger transaction or participate in any other type of corporate reconstruction.

17.11  DIVIDENDS

       The Borrower shall not, without the prior written consent of the Agent (acting on the instructions of an Instructing Group), pay, make or declare any dividend or other distribution in respect of any financial year of the Borrower exceeding 10 per cent of its Consolidated Net Profits after Tax for such financial year.

       For the purpose of this Clause 17.11, "CONSOLIDATED NET PROFITS AFTER TAX" means, in respect of any Relevant Period, the consolidated net income of the Group after any provision on account of taxation.

17.12  SUBORDINATION OF SHAREHOLDER AND INTERCOMPANY LOANS

       Each of the Borrower and the Guarantors shall procure that all Shareholders' Loans and Intercompany Loans are subordinated to the Facility pursuant to the Subordination Deed.

17.13  MAINTENANCE OF SHAREHOLDING IN THE GUARANTORS

       The Borrower shall maintain its direct holding of 100 per cent of the issued share capital of Hua Yang Holdings and shall ensure that Hua Yang Holdings shall maintain its direct holding of 100 per cent of the issued share capital of Hua Yang Printing throughout the term of the Facility.

17.14  MAINTENANCE OF SHAREHOLDING IN CORGI CLASSICS HOLDINGS

       The Borrower shall maintain its direct holding of 100 per cent of the issued share capital of Corgi Classics Holdings throughout the term of the Facility.

17.15  MAINTENANCE OF SHAREHOLDING OF CORGI CLASSICS

       The Borrower shall ensure that Corgi Classics Holdings shall, throughout the term of the Facility, maintain its direct holding of 100 per cent of the issued share capital of Corgi Classics.

17.16  REPAYMENT OF TRADE PAYABLES BY CORGI CLASSICS TO THE BORROWER

       The Borrower shall ensure that Corgi Classics shall repay all trade payables owed by Corgi Classics to the Borrower in accordance with the Corgi Trade Payables Letter.

17.17  NO INDEBTEDNESS

       The Borrower shall ensure that no member of the Group shall, without the prior written consent of the Agent (acting on the instructions of an Instructing Group), incur any indebtedness other than Permitted Indebtedness. For the avoidance of doubt, the aggregate amount of the RBS Revolving Facility and the RBS Term Loan Facility shall not at any time exceed Pound Sterling 7,000,000.

17.18  NO ISSUANCE OF BONDS

       The Borrower shall not, without the prior written consent of the Agent (acting on the instructions of an Instructing Group), issue any discounted zero coupon bonds.

17.19  QUARTERLY RECEIVABLES

       The Borrower shall, and shall ensure that each of the Guarantors and each member of the Corgi Group shall, within 45 days after the last day of each fiscal quarter of the Borrower, deliver to the Agent in sufficient copies for distribution to the Banks, an ageing list of each of its trade receivables outstanding at the end of such quarter.

17.20  TRANSACTIONS WITH THE CORGI GROUP

       The Borrower shall ensure that no member of the Group will, directly or indirectly, enter into any transaction directly or indirectly for the benefit of a member of the Corgi Group (including, without limitation, guarantees and assumptions of obligations) unless (a) the transaction is entered into in the ordinary course of business and on an arms' length basis; and (b) the trade payables arising from such transaction shall be paid within 60 days.

17.21  SATISFACTION OF CONDITIONS SUBSEQUENT REQUIREMENTS

       Each of the Borrower and the Guarantors shall ensure that (a) the evidence listed in Part I of Schedule 9 (Conditions Subsequent) is received by the Agent on the day of the making of the Advance hereunder and that such evidence is, in form and substance, satisfactory to the Agent; (b) the documents and evidence listed in Part II of Schedule 9 (Conditions Subsequent) are received by the Agent as soon as practicable after the making of the Advance hereunder but in any event not later than 14 Business Days after the making of the Advance hereunder, and that each is, in form and substance, satisfactory to the Agent; and (c) the documents and evidence listed in Part III of Schedule 9 (Conditions Subsequent) are received by the Agent as soon as practicable after the making of the Advance hereunder but in any event not later than 30 Business Days after the making of the Advance hereunder, and that each is, in form and substance, satisfactory to the Agent.

18.    EVENTS OF DEFAULT

       Each of Clause 18.1 (Failure to Pay) to Clause 18.18 (Financial Condition of Shenzhen Huaxuan and Dongguan Xinda) describes circumstances which constitute an Event of Default for the purposes of this Agreement.

18.1   FAILURE TO PAY

       An Obligor fails to pay any sum due from it under the Finance Documents to which it is a party at the time, in the currency and in the manner specified therein unless such failure to pay is caused by technical difficulties with the banking system in relation to the transmission of funds and payment is made within three Business Days of the due date.

18.2   MISREPRESENTATION

       Any representation or statement made or deemed to be made by an Obligor in the Finance Documents to which it is a party or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

18.3   SPECIFIC COVENANTS

       The Borrower or any Guarantor fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clause 15 (Financial Information) or Clause 17 (Covenants).

18.4   FINANCIAL CONDITION

       At any time any of the requirements of Clause 16.1 (Financial Condition) is not satisfied.

18.5   OTHER OBLIGATIONS

       An Obligor fails duly to perform or comply with any other obligation expressed to be assumed by it in the Finance Documents to which it is a party and such failure, if capable of remedy, is not remedied within seven days after the Agent has given notice thereof to such Obligor.

18.6   CROSS DEFAULT

       Any Financial Indebtedness of any member of the Group is not paid when due, any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity, any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group or any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity, PROVIDED THAT it shall not constitute an Event of Default if the aggregate amount (or its equivalent in dollars) of all such Financial Indebtedness is less than $600,000.

18.7   INSOLVENCY AND RESCHEDULING

       Any member of the Group is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors.

18.8   WINDING-UP

       Any member of the Group takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution, administration or re-organisation (whether by way of voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues and assets.

18.9   EXECUTION OR DISTRESS

       Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of any member of the Group or any event occurs which under the laws of any jurisdiction has a similar or analogous effect.

18.10  FAILURE TO COMPLY WITH FINAL JUDGMENT

       Any member of the Group fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction.

18.11  GOVERNMENTAL INTERVENTION

       By or under the authority of any government, (a) the management of any member of the Group is wholly or partially displaced or the authority of any member of the Group in the conduct of its business is wholly or partially curtailed or (b) all or a majority of the issued shares of any member of the Group or the whole or any part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired.

18.12  LISTING OF THE BORROWER

       The Borrower ceases to be listed on NASDAQ or the New York Stock Exchange or a Recognised Investment Exchange for the purposes of the Financial Services Act 1986.

18.13  THE GROUP'S BUSINESS

       Any member of the Group ceases to carry on, or materially changes the nature and scope of, the business it carries on at the date hereof or enters into any unrelated business.

18.14  REPUDIATION

       An Obligor repudiates any Finance Documents to which it is a party or does or causes to be done any act or thing evidencing an intention to repudiate such Finance Documents.

18.15  ILLEGALITY

       At any time it is or becomes unlawful for an Obligor to perform or comply with any or all of its obligations under any Finance Documents to which it is a party or any of the obligations of an Obligor thereunder are not or cease to be legal, valid, binding and enforceable.

18.16  MATERIAL ADVERSE CHANGE

       Any event or circumstance occurs which the Agent (acting on the instructions of an Instructing Group) reasonably believes might have a Material Adverse Effect.

18.17  OWNERSHIP OF THE BORROWER

       ChinaVest ceases to own, beneficially and of record, the percentage of the issued share capital of the Borrower or the Group (other than the Corgi Group) held by it as at the date hereof without giving effect to any reduction in such percentage arising from the exercise by employees of the Borrower of options granted to them by the Borrower under any share option plan.

18.18  FINANCIAL CONDITION OF SHENZHEN HUAXUAN AND DONGGUAN XINDA

       18.18.1 The cash balance of each of Shenzhen Huaxuan and Dongguan Xinda is less then $500,000.

       18.18.2 The aggregate of the profits of Shenzhen Huaxuan and Dongguan Xinda for any Relevant Period accounts for less than 50% of the Consolidated Profits Before Interest and Tax of the Group.

18.19  ACCELERATION AND CANCELLATION

       Upon the occurrence of an Event of Default and at any time thereafter whilst it is continuing, the Agent shall, if so instructed by an Original Lender or a Bank or Banks to whom in aggregate at least 51 per cent. of the Loan is owed, by notice to the Borrower:

       18.19.1 declare all or any part of the Advance to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrower under the Finance Documents) or declare all or any part of the Advance to be due and payable on demand of the Agent; and/or

       18.19.2 declare that any undrawn portion of the Facility shall be cancelled, whereupon the same shall be cancelled and the Available Commitment of each Bank shall be reduced to zero.

18.20  ADVANCES DUE ON DEMAND

       If, pursuant to Clause 18.19 (Acceleration and Cancellation), the Agent declares all or any part of the Advance to be due and payable on demand of the Agent, then, and at any time thereafter, the Agent shall, if so instructed by an Original Lender or a Bank or Banks to whom in aggregate at least 51 per cent. of the Loan is owed, by notice to the Borrower:

       18.20.1 require repayment of all or such part of the Advance on such date as it may specify in such notice (whereupon the same shall become due and payable on the date specified together with accrued interest thereon and any other sums then owed by the Borrower under the Finance Documents) or withdraw its declaration with effect from such date as it may specify; and/or

       18.20.2 select as the duration of any Interest Period which begins whilst such declaration remains in effect a period of six months or less.

19.    GUARANTEE AND INDEMNITY

19.1   GUARANTEE

       Each Guarantor irrevocably and unconditionally guarantees to each Finance Party the due and punctual observance and performance of all the terms, conditions and covenants on the part of the Borrower contained in the Finance Documents to which the Borrower is a party and agrees to pay from time to time on demand any and every sum or sums of money which the Borrower is at any time liable to pay to any Finance

       Party under or pursuant to such Finance Documents and which has become due and payable but has not been paid at the time such demand is made.

19.2   INDEMNITY

       Each Guarantor irrevocably and unconditionally agrees as a primary obligation to indemnify each Finance Party from time to time on demand from and against any loss incurred by any Finance Party as a result of any of the obligations of the Borrower under or pursuant to the Finance Documents to which the Borrower is a party being or becoming void, voidable, unenforceable or ineffective as against the Borrower for any reason whatsoever, whether or not known to any Finance Party or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from the Borrower.

19.3   ADDITIONAL SECURITY

       The obligations of each Guarantor herein contained shall be in addition to and independent of every other security which any Finance Party may at any time hold in respect of any of the Borrower's obligations under the Finance Documents to which the Borrower is a party.

19.4   CONTINUING OBLIGATIONS

       The obligations of each Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Borrower under the Finance Documents to which the Borrower is a party and shall continue in full force and effect until final payment in full of all amounts owing by the Borrower under such Finance Documents and total satisfaction of all the Borrower's actual and contingent obligations under such Finance Documents.

19.5   OBLIGATIONS NOT DISCHARGED

       Neither the obligations of either Guarantor herein contained nor the rights, powers and remedies conferred in respect of either Guarantor upon any Finance Party by this Agreement or by law shall be discharged, impaired or otherwise affected by:

       19.5.1 the winding-up, dissolution, administration or re-organisation of the Borrower or any other person or any change in its status, function, control or ownership;

       19.5.2 any of the obligations of the Borrower or any other person under the Finance Documents or under any other security taken in respect of any of its obligations thereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;

       19.5.3 time or other indulgence being granted or agreed to be granted to the Borrower or any other person in respect of its obligations under the Finance Documents or under any such other security;

       19.5.4 any amendment to, or any variation, waiver or release of, any obligation of the Borrower or any other person under the Finance Documents or under any such other security;

       19.5.5 any failure to take, or fully to take, any security contemplated by the Finance Documents or otherwise agreed to be taken in respect of the Borrower's obligations under the Finance Documents;

       19.5.6 any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Borrower's obligations under the Finance Documents; or

       19.5.7 any other act, event or omission which, but for this Clause 19.5, might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor herein contained or any of the rights, powers or remedies conferred upon any of the Finance Parties by this Agreement or by law.

19.6   SETTLEMENT CONDITIONAL

       Any settlement or discharge between a Guarantor and any of the Finance Parties shall be conditional upon no security or payment to any Finance Party by an Obligor or any other person on behalf of an Obligor being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, each Finance Party shall be entitled to recover the value or amount of such security or payment from a Guarantor subsequently as if such settlement or discharge had not occurred.

19.7   EXERCISE OF RIGHTS

       No Finance Party shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of a Guarantor by this Agreement or by law:

       19.7.1 to make any demand of the Borrower or any Obligor;

       19.7.2 to take any action or obtain judgment in any court against the Borrower or any Obligor;

       19.7.3 to make or file any claim or proof in a winding-up or dissolution of the Borrower or any Obligor; or

       19.7.4 to enforce or seek to enforce any other security taken in respect of any of the obligations of the Borrower or any Obligor under the Finance Documents.

19.8   DEFERRAL OF GUARANTOR'S RIGHTS

       Each Guarantor agrees that, so long as any amounts are or may be owed by the Borrower under the Finance Documents to which the Borrower is a party or the Borrower is under any actual or contingent obligations under such Finance Documents, each Guarantor shall not exercise any rights which each Guarantor may at any time have by reason of performance by it of its obligations hereunder:

       19.8.1 to be indemnified by the Borrower; and/or

       19.8.2 to claim any contribution from any other guarantor of the Borrower's obligations hereunder; and/or

       19.8.3 to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties hereunder or of any other security taken pursuant to, or in connection with, this Agreement by all or any of the Finance Parties.

19.9   SUSPENSE ACCOUNTS

       All moneys received, recovered or realised by a Bank by virtue of Clause
       19.1 (Guarantee) or Clause 19.2 (Indemnity) may, in that Bank's discretion, be credited to a suspense or impersonal account and may be held in such account for so long as such Bank thinks fit pending the application from time to time (as such Bank may think fit) of such moneys in or towards the payment and discharge of any amounts owing by an Obligor to such Bank hereunder.

19.10  JOINT AND SEVERAL LIABILITY

       The obligations of each Guarantor hereunder shall be joint and several.

20.    FEES

20.1   ARRANGEMENT FEE

       The Borrower shall pay to the Agent for the account of the Arrangers the fees specified in the letter (such letter being of even date herewith) from the Agent to the Borrower at the times, and in the amounts, specified in such letter.

20.2   AGENCY FEE

       The Borrower shall pay to the Agent for its own account the agency fees specified in the letter (such letter being of even date herewith) from the Agent to the Borrower at the times, and in the amounts, specified in such letter.

21.    COSTS AND EXPENSES

21.1   TRANSACTION EXPENSES

       The Borrower shall, from time to time on demand of the Agent, reimburse each of the Agent and each Finance Party for all costs and expenses (including legal fees) together with any VAT thereon incurred by it in connection with the negotiation, preparation and execution of the Finance Documents, any other document referred to in the Finance Documents and the completion of the transactions therein contemplated.

21.2   PRESERVATION AND ENFORCEMENT OF RIGHTS

       The Borrower shall, from time to time on demand of the Agent, reimburse the Finance Parties for all costs and expenses (including legal fees) on a full indemnity basis together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Finance Parties under the Finance Documents and any document referred to in this Agreement (including, without limitation, any costs and expenses relating to any investigation as to whether or not an Event of Default might have occurred or is likely to occur or any steps necessary or desirable in connection with any proposal for remedying or otherwise resolving an Event of Default or Potential Event of Default).

21.3   STAMP TAXES

       The Borrower shall pay all stamp, registration and other taxes to which the Finance Documents, any other document referred to in this Agreement or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Agent, indemnify the Finance Parties against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

21.4   AMENDMENT COSTS

       If an Obligor requests any amendment, waiver or consent then the Borrower shall, within five Business Days of demand by the Agent, reimburse the Finance Parties for all costs and expenses (including legal fees) together with any VAT thereon incurred by such person in responding to or complying with such request.

21.5   BANKS' LIABILITIES FOR COSTS

       If the Borrower fails to perform any of its obligations under this Clause 21, each Bank shall, in the proportion borne by its share of the Loan (or, if the Advance has not been made, its Available Commitment) to the amount of the Loan (or, if the Advance has been made, the Available Facility) for the time being (or, if the Loan has been repaid in full, immediately prior to the final repayment thereof), indemnify each of the Agent and the Arrangers against any loss incurred by any of them as a result of such failure.

22.    DEFAULT INTEREST AND BREAK COSTS

22.1   DEFAULT INTEREST PERIODS

       If any sum due and payable by an Obligor under any Finance Document is not paid on the due date therefor in accordance with Clause 25 (Payments) or if any sum due and payable by an Obligor under any judgment of any court in connection therewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 22) be selected by the Agent.

22.2   DEFAULT INTEREST

       An Unpaid Sum shall bear interest during each Interest Period in respect thereof at the rate per annum which is three per cent. per annum above the percentage rate which would apply if such Unpaid Sum had been an Advance in the amount and currency of such Unpaid Sum and for the same Interest Period, PROVIDED THAT if such Unpaid Sum relates to the Advance which became due and payable on a day other than the last day of an Interest Period relating thereto:

       22.2.1 the first Interest Period applicable to such Unpaid Sum shall be of a duration equal to the unexpired portion of the current Interest Period relating to the Advance; and

       22.2.2 the percentage rate of interest applicable thereto from time to time during such period shall be that which exceeds by three per cent. the rate which would have been applicable to it had it not so fallen due.

22.3   PAYMENT OF DEFAULT INTEREST

       Any interest which shall have accrued under Clause 22.2 (Default Interest) in respect of an Unpaid Sum shall be due and payable and shall be paid by the Obligor owing such Unpaid Sum on the last day of each Interest Period in respect thereof or on such other dates as the Agent may specify by notice to such Obligor.

22.4   BREAK COSTS

       If any Bank or the Agent on its behalf receives or recovers all or any part of such Bank's share of the Advance or Unpaid Sum otherwise than on the last day of an Interest Period relating thereto, the Borrower shall pay to the Agent on demand for account of such Bank an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period exceeds (b) the amount of interest which in the opinion of the Agent would have been payable to the Agent on the last day of that Interest Period in respect of a dollar deposit equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the third Business Day following the date of such receipt or recovery and ending on the last day of that Interest Period.

23.    BORROWER'S INDEMNITIES

23.1   BORROWER'S INDEMNITY

       The Borrower undertakes to indemnify:

       23.1.1 each Finance Party against any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, whether or not reasonably foreseeable, which it may sustain or incur as a consequence of the occurrence of any Event of Default or any default by the Borrower in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

       23.1.2  each Bank against any cost or loss it may suffer under Clause
               21.5 (Banks' Liabilities for Costs) or Clause 28.5
               (Indemnification);

       23.1.3 each Bank against any cost or loss it may suffer or incur as a result of its funding or making arrangements to fund its portion of the Advance requested by the Borrower but not made by reason of the operation of any one or more of the provisions hereof; and

       23.1.4 each Bank against any cost or loss it may suffer or any reduction in its return on capital that it would have been able to obtain but for entering into or performing its obligations under this Agreement as a result of any minimum reserve requirements imposed on it by the European Central Bank in relation to an Advance or funding an Advance.

23.2   CURRENCY INDEMNITY

       If any sum (a "SUM") due from an Obligor under any Finance Document or any order, judgment given or made in relation hereto has to be converted from the currency (the "FIRST CURRENCY") in which such Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

       23.2.1  making or filing a claim or proof against such Obligor;

       23.2.2 obtaining or enforcing an order, judgment in any court, or other tribunal,

       the Borrower shall indemnify each person to whom such Sum is due from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to such person at the time of receipt of such Sum.

24.    CURRENCY OF ACCOUNT AND PAYMENT

       The dollar is the currency of account and payment for each and every sum at any time due from an Obligor hereunder, PROVIDED THAT:

       24.1.1 each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

       24.1.2 each payment pursuant to Clause 10.2 (Tax Indemnity), Clause 12.1 (Increased Costs) or Clause 23.1 (Borrower's Indemnity) shall be made in the currency specified by the party claiming thereunder.

25.    PAYMENTS

25.1   NOTIFICATION OF PAYMENTS

       Without prejudice to the liability of each party hereto promptly to pay each amount owing by it hereunder on the due date therefor, whenever a payment is expected to be made by any of the parties hereto, the Agent shall, at least two Business Days prior to the expected date for such payment, notify all the parties hereto of the amount, currency and timing of such payment and the identity of the party liable to make such payment.

25.2   PAYMENTS TO THE AGENT

       On each date on which any Finance Document requires an amount to be paid by an Obligor or a Bank, such Obligor or, as the case may be, such Bank shall make the same available to the Agent for value on the due date at such time and in such funds and to such account with such bank as the Agent shall specify from time to time.

25.3   PAYMENTS BY THE AGENT
       25.3.1 Save as otherwise provided herein, each payment received by the Agent pursuant to Clause 25.2 (Payments to the Agent) shall be made available by the Agent to the person entitled to receive such payment in accordance with this Agreement (in the case of a Bank, for the account of its Facility Office) for value the same day by transfer to such account of such person with such bank in New York City as such person shall have previously notified to the Agent.

       25.3.2 A payment will be deemed to have been made by the Agent on the date on which it is required to be made under this Agreement if the Agent has, on or before that date, taken steps to make that payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Agent in order to make the payment.

25.4   NO SET-OFF

       All payments required to be made by an Obligor under any Finance Documents shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

25.5   CLAWBACK

       Where a sum is to be paid hereunder to the Agent for account of another person, the Agent shall not be obliged to make the same available to that other person until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum was so made available shall on request refund the same to the Agent together with an amount sufficient to indemnify the Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to its having received such sum.

25.6   PARTIAL PAYMENTS

       If and whenever a payment is made by an Obligor under any Finance Documents the Agent may apply the amount received towards the obligations of the Obligors under this Agreement in the following order:

       25.6.1 FIRST, in or towards payment of any unpaid costs and expenses of each of the Agent and the Arrangers;

       25.6.2 SECONDLY, in or towards payment pro rata of any accrued interest due but unpaid;

       25.6.3 THIRDLY, in or towards payment pro rata of any principal due but unpaid; and

       25.6.4 FOURTHLY, in or towards payment pro rata of any other sum due but unpaid.

25.7   VARIATION OF PARTIAL PAYMENTS

       The order of payments set out in Clause 25.6 (Partial Payments) shall override any appropriation made by the Obligor to which the partial payment relates but the order set out in sub-clauses 25.6.2, 25.6.3 and
       25.6.4 of Clause 25.6 (Partial Payments) may be varied if agreed by all the Banks.

25.8   BUSINESS DAYS

       25.8.1 Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

       25.8.2 During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

26.    SET-OFF

26.1   CONTRACTUAL SET-OFF

       Each Obligor authorises each Bank to apply any credit balance to which such Obligor is entitled on any account of such Obligor with such Bank in satisfaction of any sum due and payable from such Obligor to such Bank under the Finance Documents but unpaid. For this purpose, each Bank is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application.

26.2   SET-OFF NOT MANDATORY

       No Bank shall be obliged to exercise any right given to it by Clause
       26.1 (Contractual Set-off).

27.    SHARING

27.1   PAYMENTS TO BANKS

       If a Bank (a "RECOVERING BANK") applies any receipt or recovery from an Obligor to a payment due under this Agreement and such amount is received or recovered other than in accordance with Clause 25 (Payments), then such Recovering Bank shall:

       27.1.1  notify the Agent of such receipt or recovery;

       27.1.2 at the request of the Agent, promptly pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by such Recovering Bank as its share of any payment to be made in accordance with Clause 25.6 (Partial Payments).

27.2   REDISTRIBUTION OF PAYMENTS

       The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Bank) in accordance with Clause 25.6 (Partial Payments).

27.3   RECOVERING BANK'S RIGHTS

       The Recovering Bank will be subrogated into the rights of the parties which have shared in a redistribution pursuant to Clause 27.2 (Redistribution of Payments) in respect of the Sharing Payment (and the relevant Obligor shall be liable to the Recovering Bank in an amount equal to the Sharing Payment).

27.4   REPAYABLE RECOVERIES

       If any part of the Sharing Payment received or recovered by a Recovering Bank becomes repayable and is repaid by such Recovering Bank, then:

       27.4.1 each party which has received a share of such Sharing Payment pursuant to Clause 27.2 (Redistribution of Payments) shall, upon request of the Agent, pay to the Agent for account of such Recovering Bank an amount equal to its share of such Sharing Payment; and

       27.4.2 such Recovering Bank's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing party for the amount so reimbursed.

27.5   EXCEPTION

       This Clause 27 shall not apply if the Recovering Bank would not, after making any payment pursuant hereto, have a valid and enforceable claim against the relevant Obligor.

27.6   RECOVERIES THROUGH LEGAL PROCEEDINGS

       If any Bank intends to commence any action in any court it shall give prior notice to the Agent and the other Banks. If any Bank shall commence any action in any court to enforce its rights hereunder and, as a result thereof or in connection therewith, receives any amount, then such Bank shall not be required to share any portion of such amount with any Bank which has the legal right to, but does not, join in such action or commence and diligently prosecute a separate action to enforce its rights in another court.

28.    THE AGENT, THE ARRANGERS AND THE BANKS

28.1   APPOINTMENT OF THE AGENT

       Each of the Banks and the Arrangers hereby appoints the Agent to act as:

       28.1.1 its agent in connection with the Finance Documents (other than the Security Documents);

       28.1.2 its trustee, for the benefit of the Finance Parties, of the assets, rights, benefits, interests, undertakings and claims the subject of, or assigned, charged or mortgaged or granted to the Agent by way of security under or pursuant to, the Security Documents and all sums and proceeds received, receivable or recovered by the Agent by way of security under or pursuant to the Security Documents or upon the enforcement thereof (except for any such sums or proceeds received, receivable or recovered by the Agent for its own account); and

       28.1.3 its agent in connection with any matter, asset, right, benefit, interest, undertaking or claim under or in connection with the Security Documents which is or shall be incapable of being held on trust (or is not so held pursuant to sub-clause 28.1.2) for the Finance Parties, provided that the perpetuity period for the trust referred to in sub-clause 28.1.2 and any other trust(s) created under any Finance Document shall be 80 years from the date of this Agreement. Each of the Banks and the Arrangers hereby authorises the Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto. For the avoidance of doubt, the Agent does not and shall not act as agent or trustee for any Obligor or any other person (other than the Banks and the Arrangers) under or in connection with the Finance Documents or any of them.

28.2   AGENT'S DISCRETIONS

       The Agent may:

       28.2.1 assume, unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto, that (a) any representation made or deemed to be made by an Obligor in connection with the Finance Documents is true, (b) no Event of Default or Potential Event of Default has occurred, (c) no Obligor is in breach of or default under its obligations under the Finance Documents and (d) any right, power, authority or discretion vested herein upon an Instructing Group, the Banks or any other person or group of persons has not been exercised;

       28.2.2 assume that (a) the Facility Office of each Bank is that notified to it by such Bank in writing and (b) the information provided by each Bank pursuant to Clause 32 (Notices), Clause 28.13 (Banks' Mandatory Cost Details) and Schedule 6 (Mandatory Costs) is true and correct in all respects until it has received from such Bank notices of a change to its Facility Office or any such information and act upon any such notice until the same is superseded by a further such notice;

       28.2.3 engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

       28.2.4 rely as to any matters of fact which might reasonably be expected to be within the knowledge of an Obligor upon a certificate signed by or on behalf of such Obligor;

       28.2.5 rely upon any communication or document believed by it to be genuine;

       28.2.6 refrain from exercising any right, power or discretion vested in it as agent under any Finance Document unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

       28.2.7 refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with any Finance Document until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

28.3   AGENT'S OBLIGATIONS

       The Agent shall:

       28.3.1 promptly inform each Bank of the contents of any notice or document received by it in its capacity as Agent from an Obligor under the Finance Documents;

       28.3.2 promptly notify each Bank of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under the Finance Documents of which the Agent has notice from any other party hereto;

       28.3.3 save as otherwise provided herein, act as agent and/or trustee under the Finance Documents in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Arrangers and the Banks; and

       28.3.4 if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent and/or trustee under any Finance Document.

       The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

28.4   EXCLUDED OBLIGATIONS

       Notwithstanding anything to the contrary expressed or implied herein, neither the Agent nor any of the Arrangers shall:

       28.4.1 be bound to enquire as to (a) whether or not any representation made or deemed to be made by an Obligor in connection with the Finance Documents is true, (b) the occurrence or otherwise of any Event of Default or Potential Event of Default, (c) the performance by an Obligor of its obligations under the Finance Documents or (d) any breach of or default by an Obligor of or under its obligations under the Finance Documents;

       28.4.2 be bound to account to any Bank for any sum or the profit element of any sum received by it for its own account;

       28.4.3 be bound to disclose to any other person any information relating to any member of the Group if (a) such person, on providing such information, expressly stated to the Agent or, as the case may be, the Arrangers, that such information was confidential or (b) such disclosure would or might in its opinion constitute a breach of any law or be otherwise actionable at the suit of any person;

       28.4.4 be under any obligations other than those for which express provision is made herein; or

       28.4.5  be or be deemed to be a fiduciary for any other party hereto.

28.5   INDEMNIFICATION

       Each Bank shall, from time to time on demand by the Agent, indemnify the Agent, in the proportion its share of the Loan (or, if the Advance has not been made, its Available Commitment) bears to the amount of the Loan (or, if the Advance has been made, the Available Facility) at the time of such demand (or, if the Loan has then been repaid in full, immediately prior to the final repayment thereof), against any and all costs, claims, losses, expenses (including legal fees) and liabilities together with any VAT thereon which the Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as agent hereunder (other than any which have been reimbursed by the Borrower pursuant to Clause 23.1 (Borrower's Indemnity)).

28.6   EXCLUSION OF LIABILITIES

       Except in the case of gross negligence or wilful default, none of the Agent and the Arrangers accepts any responsibility:

       28.6.1 for the adequacy, accuracy and/or completeness of any information supplied by the Agent or the Arrangers, by an Obligor or by any other person in connection with the Finance Documents, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents;

       28.6.2 for the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents; or

       28.6.3 for the exercise of, or the failure to exercise, any judgement, discretion or power given to any of them by or in connection with the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents.

       Accordingly, none of the Agent and the Arrangers shall be under any liability in respect of such matters, save in the case of gross negligence or wilful misconduct.

28.7   NO ACTIONS

       Each of the Banks agrees that it will not assert or seek to assert against any director, officer or employee of the Agent or any Arranger any claim it might have against any of them in respect of the matters referred to in Clause 28.6 (Exclusion of Liabilities).

28.8   BUSINESS WITH THE GROUP

       The Agent and each of the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

28.9   RESIGNATION

       The Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior notice to that effect to each of the other parties hereto, PROVIDED THAT no such resignation shall be effective until a successor for the Agent is appointed in accordance with the succeeding provisions of this Clause 28.

28.10  SUCCESSOR AGENT

       If the Agent gives notice of its resignation pursuant to Clause 28.9 (Resignation), then any reputable and experienced bank or other financial institution may be appointed as a successor to the Agent by an Instructing Group during the period of such notice but, if no such successor is so appointed, the Agent may appoint such a successor itself.

28.11  RIGHTS AND OBLIGATIONS

       If a successor to the Agent is appointed under the provisions of Clause
       28.10 (Successor Agent), then (a) the retiring Agent shall be discharged from any further obligation hereunder but shall remain entitled to the benefit of the provisions of this Clause 28 and (b) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party hereto.

28.12  OWN RESPONSIBILITY

       It is understood and agreed by each Bank that at all times it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with the Finance Documents including, but not limited to:

       28.12.1 the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group;

       28.12.2 the legality, validity, effectiveness, adequacy and enforceability of the Finance Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents;

       28.12.3 whether such Bank has recourse, and the nature and extent of that recourse, against an Obligor or any other person or any of their respective assets under or in connection with the Finance Documents, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents; and

       28.12.4 the adequacy, accuracy and/or completeness of information provided by the Agent or the Arrangers, an Obligor, or by any other person in connection with the Finance Documents, the transactions contemplated herein or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents.

       Accordingly, each Bank acknowledges to the Agent and the Arrangers that it has not relied on and will not hereafter rely on the Agent and the Arrangers or any of them in respect of any of these matters.

28.13  BANKS' MANDATORY COST DETAILS

       Each Bank will supply the Agent with such information and in such detail as the Agent may require in order to calculate the Mandatory Cost Rate in accordance with Schedule 6 (Mandatory Costs).

28.14  AGENCY DIVISION SEPARATE

       In acting as agent hereunder for the Banks, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 28, any information received by some other division or department of the Agent may be treated as confidential and shall not be regarded as having been given to the Agent's agency division.

28.15  ADDITIONAL POWERS

       Each of the Banks and the Arrangers agrees that the Agent shall be entitled to:

       28.15.1 do any act or thing which in its absolute discretion (in the absence of any instructions from any Bank as to the doing of such act or thing) it deems advisable for the protection and benefit of all the Finance Parties;

       28.15.2 release any property which is subject to any security from such security upon a disposal of such property in accordance with or pursuant to the terms of the Finance Documents;

       28.15.3 place any of the Finance Documents and any other instruments, documents or deeds delivered to it pursuant to or in connection with any of the Finance Documents for the time being in its possession in any safe deposit, safe or receptacle selected by it or with any bank, any company whose business includes undertaking the safe custody of documents or any firm of lawyers of good repute and shall not be responsible for any loss thereby incurred;

       28.15.4 delegate by power of attorney or otherwise to any person or persons, or fluctuating body of persons, all or any of the rights, powers, authorities and discretion vested in it by any Finance Document and such delegation may be made upon such terms (including the power to sub-delegate) and subject to such conditions as it may think fit and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any act, omission, misconduct or default on the part of, any such delegate or sub-delegate;

       28.15.5 refrain from doing anything which would or might in its opinion be contrary to any relevant law of any jurisdiction or any relevant directive or regulation of any agency of any state or which would or might otherwise render it liable to any person, and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation; and

       28.15.6 accept without enquiry, requisition or objection such right and title as each of the parties to any Security Document may have to any property (or any part thereof) which is the subject matter of such Security Document and shall not be bound or concerned to investigate or make any enquiry into the right or title of such party to such property (or any part thereof) or, without prejudice to the foregoing, require such party to remedy any defect in its right or title as aforesaid.

        For the avoidance of doubt, the rights, powers and discretions conferred on the Agent in this Clause 28.15 (Additional Powers) shall be without prejudice to and shall not restrict any right, power or discretion conferred by applicable law or regulation or by any other provisions hereof on the Agent in its capacity as agent and/or trustee.

29.    ASSIGNMENTS AND TRANSFERS

29.1   BINDING AGREEMENT

       This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and Transferees.

29.2   NO ASSIGNMENTS AND TRANSFERS BY THE OBLIGORS

       No Obligor shall be entitled to assign or transfer all or any of its rights, benefits and obligations under the Finance Documents.

29.3   ASSIGNMENTS AND TRANSFERS BY BANKS

       29.3.1  Any Bank may, at any time:

assign all or any of its rights and benefits under this Agreement provided that it shall at the same time assign to the same assignee a proportionate share of the rights and benefits held by it (in its capacity as Bank) under or in connection with the other Finance Documents; or

or transfer in accordance with Clause 29.5 (Transfers by Banks) all or any of its rights, benefits and obligations under this Agreement to a bank or financial institution provided that it shall at the same time assign to such bank or financial institution a proportionate share of the rights and benefits held by it (in its capacity as Bank) under or in connection with the other Finance Documents.

       29.3.2 The consent of the Borrower is required for an assignment or transfer by a Bank unless the assignment or transfer is to:

               (a) another Bank; or

               (b) any subsidiary or holding company (or to any subsidiary of any holding company) of the transferring Bank.

       29.3.3 The Borrower's consent must not be (a) unreasonably delayed or withheld or (b) withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost Rate.

29.4   ASSIGNMENTS BY BANKS

       If any Bank assigns all or any of its rights and benefits hereunder in accordance with Clause 29.3 (Assignments and Transfers by Banks), then, unless and until the assignee has delivered a notice to the Agent confirming in favour of the Agent, the Arrangers and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Bank (whereupon such assignee shall become a party hereto as a "Bank"), the Agent, the Arrangers and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto.

29.5   TRANSFERS BY BANKS

       If any Bank wishes to transfer all or any of its rights, benefits and/or obligations under this Agreement as contemplated in Clause 29.3 (Assignments and Transfers by Banks), then such transfer may be effected by the delivery to the Agent of a duly completed Transfer Certificate executed by such Bank and the relevant Transferee in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

       29.5.1 to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer by novation its rights, benefits and obligations hereunder, each of the Borrower and the Guarantors and such Bank shall be released from further obligations towards one another hereunder and their respective rights against one another hereunder shall be cancelled (such rights and obligations being referred to in this Clause 29.5 as "DISCHARGED RIGHTS AND OBLIGATIONS");

       29.5.2 each of the Borrower and the Guarantors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Borrower, the Guarantors and such Transferee have assumed and/or acquired the same in place of the Borrower, the Guarantors and such Bank;

       29.5.3 the Agent, the Arrangers, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Bank with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Agent, the Arrangers and the relevant Bank shall each be released from further obligations to each other hereunder; and

       29.5.4  such Transferee shall become a party hereto as a "Bank".

29.6   ASSIGNMENT AND TRANSFER FEES

       On the date upon which an assignment takes effect pursuant to Clause 29.4 (Assignments by Banks) or a transfer takes effect pursuant to Clause 29.5 (Transfers by Banks) the relevant assignee or Transferee shall pay to the Agent for its own account a fee of $500.

29.7   DISCLOSURE OF INFORMATION

       Any Bank may disclose to any person:

       29.7.1 to (or through) whom such Bank assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and obligations hereunder;

       29.7.2 with (or through) whom such Bank enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

       29.7.3 to whom information may be required to be disclosed by any applicable law,

       such information about any Obligor or the Group and the Finance Documents as such Bank shall consider appropriate.

29.8   NOTIFICATION

       The Agent shall within fourteen days of receiving a Transfer Certificate notify the Borrower and the other Banks of any assignment or transfer completed pursuant to this Clause 29.

30.    CALCULATIONS AND EVIDENCE OF DEBT

30.1   BASIS OF ACCRUAL

       Interest, commitment commission and fees shall accrue from day to day and shall be calculated on the basis of a year of 360 days (or, in any case where market practice differs, in accordance with market practice) and the actual number of days elapsed.

30.2   QUOTATIONS

       If on any occasion a Reference Bank or Bank fails to supply the Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Agent, PROVIDED THAT, in relation to determining LIBOR, this Clause 30.2 shall not apply if only one Reference Bank supplies a quotation.

30.3   EVIDENCE OF DEBT

       Each Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

30.4   CONTROL ACCOUNTS

       The Agent shall maintain on its books a control account or accounts in which shall be recorded (a) the amount of any Advance or Unpaid Sum and each Bank's share therein, (b) the amount of all principal, interest and other sums due or to become due from an Obligor and each Bank's share therein and (c) the amount of any sum received or recovered by the Agent hereunder and each Bank's share therein.

30.5   PRIMA FACIE EVIDENCE

       In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 30.3 (Evidence of Debt) and Clause 30.4 (Control Accounts) shall be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

30.6   CERTIFICATES OF BANKS

       A certificate of a Bank as to (a) the amount by which a sum payable to it hereunder is to be increased under Clause 10.1 (Tax Gross-up), (b) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 10.2 (Tax Indemnity), Clause 12.1 (Increased Costs) or Clause 23.1 (Borrower's Indemnity) shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the specified obligations of the Obligors.

30.7   AGENT'S CERTIFICATES

       A certificate of the Agent as to the amount at any time due from the Borrower hereunder or the amount which, but for any of the obligations of the Borrower hereunder being or becoming void, voidable, unenforceable or ineffective, at any time would have been due from the Borrower hereunder shall, in the absence of manifest error, be conclusive for the purposes of Clause 19 (Guarantee and Indemnity).

31.    REMEDIES AND WAIVERS, PARTIAL INVALIDITY

31.1   REMEDIES AND WAIVERS

       No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

31.2   PARTIAL INVALIDITY

       If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

32.    NOTICES

32.1   COMMUNICATIONS IN WRITING

       Each communication to be made under the Finance Documents shall be made in writing and, unless otherwise stated, shall be made by fax or letter.

32.2   ADDRESSES

       Any communication or document to be made or delivered pursuant to the Finance Documents shall (unless the recipient of such communication or document has, by fifteen days' written notice to the Agent, specified another address or fax number) be made or delivered to the address or fax number:

       32.2.1 in the case of the Obligors and the Agent, identified with its name below; and

       32.2.2 in the case of each Bank, notified in writing to the Agent prior to the date hereof (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee)

       PROVIDED THAT not more than one address may be specified by each party pursuant to this Clause 32.2 at any time.

32.3   DELIVERY

       Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall:

       32.3.1 if by way of fax, be deemed to have been received when transmission has been completed; and

       32.3.2 if by way of letter, be deemed to have been delivered when left at the relevant address or, as the case may be, ten days after being deposited in the post postage prepaid in an envelope addressed to it at such address,

       PROVIDED THAT any communication or document to be made or delivered to the Agent shall be effective only when received by its agency division and then only if the same is expressly marked for the attention of the department or officer identified with the Agent's signature below (or such other department or officer as the Agent shall from time to time specify for this purpose).

32.4   NOTIFICATION OF CHANGES

       Promptly upon receipt of notification of a change of address, Facility Office or fax number pursuant to Clause 32.2 (Addresses) or upon changing its own address, Facility Office or fax number the Agent shall notify the other parties hereto of such change.

32.5   ENGLISH LANGUAGE

       Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

33.    COUNTERPARTS

       This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

34.    AMENDMENTS

34.1   AMENDMENTS

       The Agent, if it has the prior consent of an Instructing Group, and the Obligors may from time to time agree in writing to amend this Agreement or to waive, prospectively or retrospectively, any of the requirements of this Agreement and any amendments or waivers so agreed shall be binding on all the Finance Parties, PROVIDED THAT no such waiver or amendment shall subject any party hereto to any new or additional obligations without the consent of such party.

34.2   AMENDMENTS REQUIRING THE CONSENT OF ALL THE BANKS

       An amendment or waiver which relates to:

       34.2.1  Clause 27 (Sharing) or this Clause 34;

       34.2.2 a change in the principal amount of or currency of the Advance, or deferral of any Repayment Date;

       34.2.3 a change in the Margin, the amount or currency of any payment of interest, fees or any other amount payable hereunder to any Finance Party or deferral of the date for payment thereof;

       34.2.4  Clause 16 (Financial Condition) or Clause 17.7 (Negative Pledge);

       34.2.5 the conditions set out in sub-clause 3.1.5 of Clause 3.1 (Drawdown Conditions) if an Event of Default or Potential Event of Default which relates to a Repeated Representation, Clause 16 (Financial Condition) or Clause 17.7 (Negative Pledge) is continuing;

       34.2.6 the definition of Event of Default, Instructing Group, Permitted Encumbrance, Permitted Indebtedness, Potential Event of Default, Availability Period, Encumbrance or Financial Indebtedness for Borrowed Money;

       34.2.7  Clause 19 (Guarantee and Indemnity); or

       34.2.8 any provision which contemplates the need for the consent or approval of all the Banks,

       shall not be made without the prior consent of all the Banks.

34.3   EXCEPTIONS

       Notwithstanding any other provisions hereof, the Agent shall not be obliged to agree to any such amendment or waiver if the same would:

       34.3.1 amend or waive this Clause 34, Clause 21 (Costs and Expenses) or Clause 28 (The Agent, the Arrangers and the Banks); or

       34.3.2 otherwise amend or waive any of the Agent's rights hereunder or subject the Agent or the Arrangers to any additional obligations hereunder.

35.    GOVERNING LAW

       This Agreement is governed by and construed in accordance with the laws of Hong Kong.

36.    JURISDICTION

36.1   HONG KONG COURTS

       The courts of Hong Kong have exclusive jurisdiction to settle any dispute (a "DISPUTE") arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

36.2   CONVENIENT FORUM

       The parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

36.3   NON-EXCLUSIVE JURISDICTION

       This Clause 36 is for the benefit of the Finance Parties only. As a result and notwithstanding Clause 36.1 (Hong Kong Courts), it does not prevent any Finance Party from taking proceedings relating to a Dispute ("PROCEEDINGS") in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent Proceedings in any number of jurisdictions.

36.4   SERVICE OF PROCESS

       Hua Yang Holdings agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it on the Borrower at Flat C&D, 25/F, Block 1, Tai Ping Industrial Centre, 57 Ting Kok Road, Tai Po, New Territories, Hong Kong, or, if different, its registered office.

       If the appointment of the person mentioned in this Clause 36.4 ceases to be effective, Hua Yang Holdings shall immediately appoint another person in Hong Kong to accept service of process on its behalf in Hong Kong. If Hua Yang fails to do so (and such failure continues for a period of not less than fourteen days), the Agent shall be entitled to appoint such a person by notice to Hua Yang. Nothing contained herein shall restrict the right to serve process in any other manner allowed by law. This Clause
       36.4 applies to Proceedings in Hong Kong and to Proceedings elsewhere.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                   SCHEDULE 1

                                    THE BANKS

                    BANK                                    COMMITMENT ($)
ABN AMRO Bank N.V.                                            2,500,000

Cooperatieve Centrale Raiffeisen-                             1,500,000
Boerenleenbank B.A., Hong Kong Branch

KBC Bank N.A., Hong Kong Branch                               2,500,000

Standard Chartered Bank                                       2,500,000

                                   SCHEDULE 2

                          FORM OF TRANSFER CERTIFICATE

To: [   ]


                              TRANSFER CERTIFICATE

relating to the agreement (as from time to time amended, varied, novated or supplemented, the "Facility Agreement") dated [ ] 2001 whereby a US$9,000,000 term loan facility was made available to Zindart Limited as borrower by a group of banks on whose behalf ABN AMRO Bank, N.V., Hong Kong Branch acted as agent in connection therewith.

1. Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms Bank, Transferee, Bank's Participation and Amount Transferred are defined in the schedule hereto.

2. The Bank confirms that the Bank's Participation is an accurate summary of its participation in the Facility Agreement and requests the Transferee to accept and procure the transfer by novation to the Transferee of a percentage of the Bank's Participation (equal to the percentage that the Amount Transferred is of the aggregate of the component amounts (as set out in the schedule hereto) of the Bank's Participation (the "Transferred Percentage")) by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement. The Bank assigns, subject to the aforementioned acceptance by the Transferee, a proportion of the rights and benefits held by the Bank (in its capacity as such) under or in connection with the Finance Documents (other than the Facility Agreement) which proportion shall be equal to the Transferred Percentage.

3. The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 29.5 (Transfers by Banks) of the Facility Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee confirms that it has received a copy of the Facility Agreement together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligors.

5. The Transferee hereby undertakes with the Bank and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any document relating thereto and assumes no responsibility for the financial condition of the Obligors or for the performance and observance by the Obligors of any of its obligations under the Finance Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing herein or in the Facility Agreement (or any document relating thereto) shall oblige the Bank to (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Finance Documents transferred pursuant hereto or (b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by an Obligor or any other party to the Finance Documents (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b).

8. This Transfer Certificate and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with Hong Kong law.

                                  THE SCHEDULE

1.     Bank:

2.     Transferee:

3.     Transfer Date:

4.     Bank's Participation:

       Bank's Available Commitment*                Bank's Portion of the Loan

5.     Amount Transferred:                         Advances



       [Transferor Bank]                           [Transferee Bank]

       By:                                         By:

       Date:                                       Date:

                      ADMINISTRATIVE DETAILS OF TRANSFEREE

Address:

Contact Name:

Account for Payments:

Telex:

Fax:

Telephone:



-----------------------------------------------------------------------------

* Details of the Bank's Available Commitment should not be completed after the last day of the Availability Period

                                   SCHEDULE 3

                              CONDITIONS PRECEDENT

1.     In relation to each Obligor:

       (a) a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of such Obligor, of the constitutional documents of such Obligor;

       a copy, certified as at the date of this Agreement a true and up-to-date copy by an Authorised Signatory of such Obligor, of a board resolution of such Obligor approving the execution, delivery and performance of the Finance Documents to which it is a party and the terms and conditions thereof and authorising a named person or persons to sign such Finance Documents and any documents to be delivered by such Obligor pursuant thereto; and

       a certificate of an Authorised Signatory of such Obligor setting out the names and signatures of the persons authorised to sign, on behalf of such Obligor, the Finance Documents to which it is a party and any documents to be delivered by such Obligor pursuant thereto.

2. A certificate of an Authorised Signatory of the Borrower confirming that utilisation of the Facility would not breach any restriction of its borrowing powers.

3. A copy, certified a true copy by or on behalf of each Obligor, of each such law, decree, consent, licence, approval, registration or declaration as is, in the opinion of counsel to the Banks, necessary to render the Finance Documents to which it is a party legal, valid, binding and enforceable, to make such Finance Documents admissible in evidence in each Obligor's jurisdiction of incorporation and to enable each Obligor to perform its obligations thereunder.

4. Evidence that the fees, costs and expenses required to be paid by the Borrower pursuant to Clause 21.1 (Transaction Expenses) and Clause 21.3 (Stamp Taxes) have been paid.

5. Copies of each of the Finance Documents executed by all of the parties thereto.

6. A copy, certified a true copy by an Authorised Signatory of the Borrower, of the Original Financial Statements of the Borrower.

7. A copy, certified a true copy by an Authorised Signatory of each Guarantor, of the Original Financial Statements of each Guarantor.

8. A copy, certified a true copy by an Authorised Signatory of Corgi Classics Holdings, of the Original Financial Statements of Corgi Classics Holdings.

9. A copy, certified a true copy by an Authorised Signatory of Corgi Classics, of the Original Financial Statements of Corgi Classics.

10. An opinion of the Banks' Cayman Islands Counsel satisfactory to the Agent and in substantially the same form distributed to the Banks prior to the signing of this Agreement.

11. An opinion of Clifford Chance, solicitors to the Agent, in substantially the same form distributed to the Banks prior to the signing of this Agreement.

12. An opinion of the Banks' BVI Counsel satisfactory to the Agent and in substantially the same form distributed to the Banks prior to the signing of this Agreement.

13. Evidence that the Borrower has agreed to act as the agent for the service of process in Hong Kong for:

       (i) Hua Yang Holdings in respect of this Agreement and the Subordination Deed;

       (ii)   Luen Tat Mould Mfg. Ltd. in respect of the Subordination Deed;

       (iii) Luen Tat Model Design Co. Ltd. in respect of the Subordination Deed; and

       (iv)   Onchart Industrial Ltd. in respect of the Subordination Deed.

14. Evidence that Corgi Classics Holdings has agreed to act as the agent for the service of process in England for the Borrower in respect of the Charge over Corgi Classics Holdings Shares.

15.    Evidence of presentation of registration of:

       (i) the Charge over Corgi Classics Holdings Shares against the Borrower with the Hong Kong Companies Registry;

       (ii) the Subordination Deed against Hua Yang Printing with the Hong Kong Companies Registry;

       (iii) the Subordination Deed against each of Luen Tat Mould Mfg. Ltd., Luen Tat Model Design Co. Ltd. and Onchart Industrial Ltd. with the BVI Companies Registry; and

       (iv) if deemed appropriate by the Banks' Cayman Islands counsel, the Subordination Deed against Hua Yang Holdings with the Companies Registry in Cayman Islands.

                                   SCHEDULE 4

                               NOTICE OF DRAWDOWN

From:   Zindart Limited

To:     ABN AMRO Bank, N.V., Hong Kong Branch

Dated:


Dear Sirs,

1. We refer to the agreement (the "Facility Agreement") dated [ ] 2001 and made between Zindart Limited as borrower, ABN AMRO Bank, N.V., Hong Kong Branch as agent and the financial institutions named therein as Banks. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2.     This notice is irrevocable.

3. We hereby give you notice that, pursuant to the Facility Agreement and on [date of proposed Advance], we wish to borrow the Advance in the amount of $[ ] upon the terms and subject to the conditions contained therein.

4. We would like the Advance to have a first Interest Period of [ ] months' duration.

5. We confirm that, at the date hereof, the Repeated Representations are true in all material respects and no Event of Default or Potential Event of Default is continuing.

6. The proceeds of this drawdown should be credited to [insert account details].

                                Yours faithfully

                           .............................
                              Authorised Signatory
                              for and on behalf of
                                 Zindart Limited

                                   SCHEDULE 5

                         FORM OF COMPLIANCE CERTIFICATE

To:     ABN AMRO Bank, N.V., Hong  Kong Branch



Date:

Dear Sirs,

We refer to an agreement (the "FACILITY AGREEMENT") dated [ ], 2001 and made between Zindart Limited as borrower, Hua Yang Holdings Co. Ltd. and Hua Yang Printing Holdings Co., Limited as guarantors, ABN AMRO Bank, N.V., Hong Kong Branch as agent and the financial institutions defined therein as Banks.

Terms defined in the Facility Agreement shall bear the same meaning herein.

We confirm that:

a)  the Consolidated Tangible Net Worth is [      ] ;

b) the ratio of Consolidated Net Borrowings to Consolidated Tangible Net Worth is [ ]: [ ];

c)  the ratio of Current Assets to Current Liabilities is [  ]: [  ];

d)  the Interest Cover Ratio is [  ]: [  ];

e)  the Consolidated Profits Before Interest and Tax are [      ];

f)  the Debt Service Ratio is [  ]: [  ]; and

g)  the Capital Expenditure for the Group (except Corgi Classics Holdings and
    Corgi Classics) is [       ].



--------------------
for and on behalf of
[name of director of the Borrower/
Hua Yang Holdings Co. Ltd./
Hua Yang Printing Co. Limited]



--------------------
for and on behalf of
[name of senior finance officer of the Borrower/
Hua Yang Holdings Co. Ltd./
Hua Yang Printing Co. Limited]

                                   SCHEDULE 6

                                 MANDATORY COSTS

1. The Mandatory Cost Rate is an addition to the interest rate to compensate Banks for the cost of compliance with the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions).

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COSTS RATE") for each Bank, in accordance with the formula set out below. The Mandatory Cost Rate will be calculated by the Agent as a weighted average of such Bank's additional costs rates (weighted in proportion to the percentage participation of each Bank in the relevant Advance) and will be expressed as a percentage rate per annum.

3. The additional cost rate for each Bank will be calculated by the Agent as follows:

                     F x 0.01
                     -------- per cent per annum.
                       300

       Where F is the rate of charge payable by that Bank to the Financial Services Authority pursuant to the Fee Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fee Regulations) and expressed in pounds per Pound Sterling 1,000,000 of the Fee Base of that Bank.

4.     For the purposes of this Schedule:

       (a) "FEE REGULATIONS" means the Banking Supervision (Fees) Regulations 1999 or such other law as may be in force from time to time in respect of the payment of fees for banking supervision;

"FEE BASE" has the meaning given to it, and will be calculated in accordance with, the Fee Regulations; and

the resulting figure will be rounded to four decimal places.

5. Each Bank shall supply any information required by the Agent for the purpose of calculating the above formula. In particular, but without limitation, each Bank shall supply the following information in writing on or prior to the date on which it becomes a Bank:

       (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

such other information that the Agent may reasonably require for such purpose.

       Each Bank shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

6. The rates of charge of each Bank for the purpose of F above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 5 above and on the assumption that unless a Bank notifies the Agent to the contrary, each Bank's obligations in relation to the Fee Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

       The Agent shall have no liability to any person if such determination results in an additional costs rate which over or under compensates any Bank and shall be entitled to assume that the information provided by any Bank pursuant to paragraph 5 above is true and correct in all respects.

7. The Agent shall distribute the additional amounts received pursuant to the Mandatory Cost Rate to the Banks on basis of the additional cost rate incurred by each Bank, as calculated in accordance with the above formula and based on the information provided by each Bank pursuant to paragraph 5 above.

8. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost Rate, an additional costs rate or any amount payable to a Bank shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

The Agent may from time to time, after consultation with the Borrower and the Banks, determine and notify to all parties any amendments or variations which are required to be made to any of the formula set out above in order to comply with any charge in law or any requirements from time to time imposed by the Financial Services Authority (or any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

                                   SCHEDULE 7

               FORM OF CHARGE OVER CORGI CLASSICS HOLDINGS SHARES





                                   March 2001

                                 ZINDART LIMITED

                                   as Chargor

                                       and

                      ABN AMRO BANK N.V., HONG KONG BRANCH

                               as Security Trustee





          -------------------------------------------------------------

                   CHARGE OVER CORGI CLASSICS HOLDINGS SHARES

          -------------------------------------------------------------

                                    CONTENTS

CLAUSE                                                                           PAGE
1.    DEFINITIONS AND INTERPRETATION...............................................67

2.    COVENANT AND CHARGE..........................................................68

3.    DEPOSIT OF CERTIFICATES......................................................68

4.    VOTING RIGHTS AND DIVIDENDS..................................................68

5.    CHARGOR'S REPRESENTATIONS AND UNDERTAKINGS...................................70

6.    FURTHER ASSURANCE............................................................71

7.    POWER OF ATTORNEY............................................................71

8.    POWER OF SALE................................................................71

9.    RECEIVER.....................................................................72

10.   CHARGOR'S OBLIGATIONS........................................................72

11.   EFFECTIVENESS OF COLLATERAL..................................................73

12.   SUBSEQUENT INTERESTS AND ACCOUNTS............................................74

13.   COSTS AND EXPENSES...........................................................74

14.   CURRENCY CONVERSION..........................................................74

15.   NOTICES......................................................................75

16.   SUCCESSORS...................................................................75

17.   RELEASE AND DISCHARSGE.......................................................75

18.   PARTIAL INVALIDITY...........................................................75

19.   LAW AND JURISDICTION.........................................................75

THIS AGREEMENT  is made on   March 2001

BETWEEN

(1) ABN AMRO BANK N.V., HONG KONG BRANCH of 38/F Cheung Kong Center, 2 Queen's Road Central, Hong Kong as security trustee (the "SECURITY TRUSTEE", which expression shall include any person for the time being appointed as security trustee, or as an additional security trustee, for the purposes of the Facility Agreement (as defined below)) for the Finance Parties (as defined below) on the terms and conditions set out in the Facility Agreement; and

(2)    ZINDART LIMITED (the "CHARGOR").

IT IS AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1 Terms defined in the Facility Agreement shall, unless otherwise defined in this Agreement, bear the same meaning when used in this Agreement and in addition:

       "CHARGED PORTFOLIO" means the Shares and the Related Assets.

       "COLLATERAL RIGHTS" means all rights, powers and remedies of the Security Trustee provided by this Agreement or by law.

       "CORGI CLASSICS HOLDINGS" means Corgi Classics Holdings Limited (previously known as Exitarena Limited), a company incorporated in England and Wales with registered number 3811954.

       "FACILITY AGREEMENT" means the US$9,000,000 term loan agreement dated of even date herewith and entered into between the Chargor as borrower, Hua Yang Holdings Company Limited and Hua Yang Printing Holdings Co., Limited as guarantors, ABN AMRO Bank N.V., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Hong Kong Branch, KBC Bank N.V., Hong Kong Branch and Standard Chartered Bank as arrangers, ABN AMRO Bank N.V., Hong Kong Branch as agent and security trustee and the financial institutions named therein as Banks.

       "FINANCE PARTIES" shall have the meaning given to such term in the Facility Agreement.

       "RELATED ASSETS" means all dividends, interest and other monies payable in respect of the Shares and all other rights, benefits and proceeds in respect of or derived from the Shares (whether by way of redemption, bonus, preference, option, substitution, conversion or otherwise).

       "SECURED OBLIGATIONS" means all obligations owing to the Finance Parties or to the Security Trustee (whether for its own account or as security trustee for the Finance Parties) by the Chargor under or pursuant to the Facility Agreement, whether present or future, actual or contingent (and whether incurred by the Chargor alone or jointly, and whether as principal or surety or in some other capacity).

       "SHARES" means all of the shares in the share capital of Corgi Classics Holdings held by, to the order or on behalf of the Chargor at any time.

1.2 In this Agreement, the rules of interpretation contained in the Facility Agreement shall apply to the construction of this Agreement and a "Clause" is, unless otherwise stated, a reference to a Clause hereof.

1.3 A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2.     COVENANT AND CHARGE

2.1 This charge is given for good consideration and the Chargor shall on demand of the Security Trustee discharge and pay to the Security Trustee (when due and payable) each of the Secured Obligations.

2.2 The Chargor charges the Charged Portfolio, with full title guarantee and by way of first fixed charge, in favour of the Security Trustee for the payment and discharge of all of the Secured Obligations.

3.     DEPOSIT OF CERTIFICATES

3.1 The Chargor shall, on the date of this Agreement deposit (or procure there to be deposited) with the Security Trustee all certificates and other documents of title to the Shares, and stock transfer forms (executed in blank by or on behalf of the Chargor) in respect of the Shares.

3.2 The Chargor shall, promptly upon the accrual, offer or issue of any Related Assets (in the form of stocks, shares, warrants or other securities) in which the Chargor has a beneficial interest, procure the delivery to the Security Trustee of (a) all certificates and other documents of title representing such Related Assets and (b) such stock transfer forms or other instruments of transfer (executed in blank by or on behalf of the Chargor) in respect of those Related Assets as the Security Trustee may request.

3.3 The Chargor shall as soon as practicable but in any event not later than twenty-one Business Days from the date of this Agreement deposit with the Security Trustee undated letters of resignations from each of the directors of Corgi Classics Holdings.

4.     VOTING RIGHTS AND DIVIDENDS

4.1 Prior to the occurrence of an Event of Default the Chargor shall be entitled to:

       4.1.1 receive all dividends, interest, stocks, shares, rights and other monies arising from the Charged Portfolio; and

       4.1.2 exercise all voting and other rights in relation to the Charged Portfolio PROVIDED THAT the Chargor shall not exercise such voting or other rights in any manner which would prejudice the value of, or the ability of the Security Trustee to realise, the security created by this Agreement.

4.2 Notwithstanding the provisions of Clause 4.1 above, prior to the occurrence of an Event of Default, the Chargor shall, immediately upon receipt of any notices or other correspondence that may be sent or given to a shareholder from Corgi Classics Holdings, deliver to the Security Trustee a copy of all such notices and correspondence.

4.3 The Chargor shall not, without the prior written consent of the Security Trustee, by the exercise of any voting rights or otherwise, permit or agree to (a) any variation of the rights attaching to or conferred by all or any part of the Charged Portfolio unless such variation shall in no way prejudice the interest of the Security Trustee hereunder or (b) any increase in the issued share capital of any company whose shares are charged pursuant to this Agreement.

4.4 The Security Trustee may, upon the occurrence of an Event of Default and at any time thereafter save where such Event of Default is capable of remedy and has been remedied, at its discretion (in the name of the Chargor or otherwise and without any further consent or authority from the Chargor):

       4.4.1 exercise (or refrain from exercising) any voting rights in respect of the Charged Portfolio;

       4.4.2 apply all dividends, interest and other monies arising from the Charged Portfolio as though they were the proceeds of sale under this Agreement;

       4.4.3 transfer the Charged Portfolio into the name of such nominee(s) of the Security Trustee as it shall require; and

       4.4.4 exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of the Charged Portfolio, including the right, in relation to any company whose shares or other securities are included in the Charged Portfolio, to concur or participate in:

              (a) the reconstruction, amalgamation, sale or other disposal of such company or any of its assets or undertaking (including the exchange, conversion or reissue of any shares or securities as a consequence thereof);

              (b) the release, modification or variation of any rights or liabilities attaching to such shares or securities; and

              (c) the exercise, renunciation or assignment of any right to subscribe for any shares or securities in each case in such manner and on such terms as the Security Trustee may think fit, and the proceeds of any such action shall form part of the Charged Portfolio.

5.     CHARGOR'S REPRESENTATIONS AND UNDERTAKINGS

5.1 Except with the Security Trustee's prior written consent, the Chargor shall not:

       5.1.1   assign or dispose of all or any part of the Charged Portfolio;
               or

       5.1.2 create, grant or permit to exist (a) any security interest over or (b) any restriction on the ability to transfer or realise, all or any part of the Charged Portfolio.

5.2 The Chargor hereby represents and warrants to the Security Trustee and undertakes during the subsistence of this Agreement that:

       5.2.1 it is, and will be, the sole legal and beneficial owner of the Charged Portfolio free from any security interest except as created by this Agreement;

       5.2.2 it has not sold or disposed of, and will not sell or dispose of, the benefit of all or any of its rights, title and interest in the Charged Portfolio;

       5.2.3 it has and will have the necessary power to enable it to enter into and perform its obligations under this Agreement;

       5.2.4 the obligations expressed to be assumed by it under this Agreement constitute its legal, valid and binding obligations and this Agreement constitutes an effective security over the Charged Portfolio;

       5.2.5 all necessary authorisations to enable it to enter into this Agreement have been obtained and are, and will remain, in full force and effect;

       5.2.6 the Shares constitute the entire issued share capital of Corgi Classics Holdings at the date hereof and all the Shares have been validly issued and are fully paid up;

       5.2.7 it has not granted in favour of any other persons any interest in or any option or other rights in respect of any Shares and there are no duplicate copies of the certificates in respect of the Shares or other certificates representing the Shares;

       5.2.8 it shall ensure that no person holding any Shares as its nominee for the time being create, attempt or agree to create or permit to arise or exist any encumbrance over all or any part of the Shares or any interest therein or assign, deal with or dispose of all or any part of the Shares (except under or pursuant to this Agreement) or grant in favour of any other person any interest in or any option or other rights in respect of any of the Shares;

       5.2.9 it shall procure that no amendment or supplement is made to the constitutional documents of Corgi Classics Holdings without the prior written consent of the Security Trustee;

       5.2.10 authorise the Security Trustee to sign on its behalf and on behalf of each person holding any of the Shares as nominee of the Chargor any proxies or other documents which the Security Trustee may require to enable the Security Trustee to exercise such voting and other rights and powers attaching to the Shares; and

       5.2.11 it shall not do, cause or permit to be done anything which may in any material way jeopardise, lead to the depreciation of, or otherwise prejudice the value of the Charged Portfolio.

5.3 The Chargor represents to the Security Trustee that the Shares are fully paid and undertakes to pay all calls or other payments due in respect of any part of the Charged Portfolio. If the Chargor fails to make any such payment the Security Trustee may make that payment on behalf of the Chargor and any sums so paid by the Security Trustee shall be reimbursed by the Chargor on demand, together with interest thereon. Such interest shall be calculated from the due date up to the actual date of payment (after, as well as before, judgement) in accordance with Clause 22.2 of the Facility Agreement as if the payment on which such interest is payable hereunder is an Unpaid Sum under Clause 22.2 of the Facility Agreement.

6.     FURTHER ASSURANCE

6.1 The Chargor shall promptly execute all documents (including transfers) and do all things (including the delivery, transfer, assignment or payment of all or part of the Charged Portfolio to the Security Trustee or its nominee(s)) that the Security Trustee may reasonably specify for the purpose of (a) exercising the Collateral Rights or (b) securing and perfecting its security over or title to all or any part of the Charged Portfolio.

6.2 The Chargor shall upon demand from the Security Trustee, at any time after the occurrence of an Event of Default, (a) procure the transfer of the Charged Portfolio into the name of the Security Trustee or its nominee(s), agents or such purchasers as it shall direct and (b) execute all documents and do all other things that the Security Trustee may require to facilitate the realisation of the Charged Portfolio.

7.     POWER OF ATTORNEY

7.1 The Chargor, by way of security, irrevocably appoints the Security Trustee to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents (including any stock transfer forms and other instruments of transfer) and do all things that the Security Trustee may consider to be requisite for (a) carrying out any obligation imposed on the Chargor under this Agreement or (b) exercising any of the rights conferred on the Security Trustee by this Agreement or by law, (including, after the security constituted hereby has become enforceable, the exercise of any right of a legal or a beneficial owner of the Charged Portfolio). The Chargor shall ratify and confirm all things done and all documents executed by the Security Trustee in the exercise of that power of attorney.

8.     POWER OF SALE

8.1 Upon the occurrence of an Event of Default or at any time thereafter save where such Event of Default is capable of remedy and has been remedied, the Security Trustee or its nominee shall be entitled, without prior notice to the Chargor or prior authorisation from any court, to sell or otherwise dispose of all or any part of the Charged Portfolio (at the times, in the manner and on the terms it thinks fit). The Security Trustee or its nominee shall be entitled to apply the proceeds of that sale or other disposal in paying the costs of that sale or disposal and in or towards the discharge of the Secured Obligations.

8.2 The power of sale or other disposal in Clause 8.1 shall operate as a variation and extension of the statutory power of sale under Section 101 of the Law of Property Act 1925. The restrictions contained in Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Agreement or to any exercise by the Security Trustee of its right to consolidate mortgages or its power of sale.

8.3 A certificate in writing by an officer or agent of the Security Trustee that any power of sale or other disposal has arisen and is exercisable shall be conclusive evidence of that fact, in favour of a purchaser of all or any part of the Charged Portfolio.

8.4 The Chargor shall not have any claim against the Security Trustee or its nominee in respect of any loss arising out of such sale or any postponement thereof howsoever caused and whether or not the Shares could have been sold or otherwise disposed of at a higher price.

9.     RECEIVER

9.1 Upon the occurrence of an Event of Default and at any time thereafter save where such Event of Default is capable of remedy and has been remedied or if requested by the Chargor, the Security Trustee may by writing (acting through an authorised officer of the Security Trustee) without notice to the Chargor appoint one or more persons to be receiver of the whole or any part of the Charged Portfolio (each such person being (a) entitled to act individually as well as jointly and (b) for all purposes deemed to be the agent of the Chargor).

9.2 In addition to the powers of the Security Trustee conferred by Clause 8 (Power of Sale), each person appointed pursuant to Clause 9.1 shall have, in relation to the part of the Charged Portfolio in respect of which he was appointed, all the powers (a) conferred by the Law of Property Act 1925 on a receiver appointed under that Act, (b) of an administrative receiver set out in Schedule 1 to the Insolvency Act 1986 (whether or not such person is an administrative receiver) and (c) (if such person is an administrative receiver) all the other powers exercisable by an administrative receiver in relation to the Chargor by virtue of the Insolvency Act 1986.

10.    CHARGOR'S OBLIGATIONS

10.1 The obligations of the Chargor and the Collateral Rights shall not be discharged, impaired or otherwise affected by

       10.1.1 any winding-up, dissolution, administration or re-organisation of or other change in Corgi Classics Holdings;

       10.1.2 any of the Secured Obligations being at any time illegal, invalid, unenforceable or ineffective;

       10.1.3 any time or other indulgence being granted to Corgi Classics Holdings;

       10.1.4 any amendment, variation, waiver or release of any of the Secured Obligations;

       10.1.5 any failure to take or failure to realise the value of any other collateral in respect of the Secured Obligations or any release, discharge, exchange or substitution of any such collateral; or

       10.1.6 any other act, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect the obligations of the Chargor hereunder.

11.    EFFECTIVENESS OF COLLATERAL

11.1 The collateral constituted by this Agreement and the Collateral Rights shall be cumulative, in addition to and independent of every other security which the Security Trustee may at any time hold for the Secured Obligations or any rights, powers and remedies provided by law. No prior security held by the Security Trustee over the whole or any part of the Charged Portfolio shall merge into the collateral hereby constituted.

11.2 This Agreement shall remain in full force and effect as a continuing arrangement unless and until the Security Trustee discharges it and shall not cease by reason of any intermediate payment or satisfaction of all or any of the Secured Obligations or for any other reason: however, if the obligations of the Chargor under this Agreement cease to be continuing for any reason, the liability of the Chargor at the date of such cessation shall remain, regardless of any subsequent increase or reduction in the Secured Obligations.

11.3 No failure on the part of the Security Trustee to exercise, or delay on its part in exercising, any Collateral Right shall operate as a waiver thereof, nor shall any single or partial exercise of a Collateral Right preclude any further or other exercise of that or any other Collateral Right.

11.4 The Security Trustee shall not be obliged to make any demand of Corgi Classics Holdings, to take any action or obtain judgment in any court against Corgi Classics Holdings or to make or file any proof or claim in a liquidation or insolvency of Corgi Classics Holdings or to enforce or seek to enforce any other security in respect of the Secured Obligations before exercising any Collateral Right.

11.5 If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity or enforceability of (a) the remaining provisions of this Agreement and (b) such provisions under the law of any other jurisdiction shall not in any way be affected or impaired thereby.

11.6 None of the Security Trustee, its nominee(s) or any receiver appointed pursuant to this Agreement shall be liable by reason of (a) taking any action permitted by this Agreement or (b) any neglect or default in connection with the Charged Portfolio or (c) the taking possession or realisation of all or any part of the Charged Portfolio, except in the case of gross negligence or wilful default upon its part.

11.7 So long as the Chargor is under any actual or contingent obligation in respect of the Secured Obligations, the Chargor shall not exercise any right which it may at any time have, by reason of the performance of its obligations under this Agreement, to be indemnified by Corgi Classics Holdings or to claim any contribution from any other person or to take the benefit (whether by subrogation or otherwise) of any right, entitlement, interest or remedy which the Security Trustee may hold in relation to the Secured Obligations.

11.8 The Chargor will not accept or permit to subsist any collateral from Corgi Classics Holdings or any other person in respect of any rights the Chargor may have arising out of this Agreement: if, despite the foregoing, any such collateral shall be accepted or subsisting, the Chargor acknowledges that the Chargor's rights under such collateral shall be held on trust for the Security Trustee.

11.9 Any settlement or discharge hereunder shall be conditional upon no security or payment to the Security Trustee by or on behalf of Corgi Classics Holdings or the Chargor being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws of general application and shall in those circumstances be void.

12.    SUBSEQUENT INTERESTS AND ACCOUNTS

12.1 If the Security Trustee at any time receives notice of any subsequent mortgage, assignment, charge or other interest affecting all or any part of the Charged Portfolio, all payments thereafter made by the Chargor to the Security Trustee or any of the Secured Parties shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Obligations as at the time when the Security Trustee received notice.

12.2 All monies received, recovered or realised by the Security Trustee under this Agreement (including the proceeds of any conversion of currency) may in its discretion be credited to and held in any suspense or impersonal account pending their application from time to time in or towards the discharge of any of the Secured Obligations.

13.    COSTS AND EXPENSES

       All the Security Trustee's costs and expenses (including legal fees, stamp duties and any value added tax) incurred in connection with (a) the execution of this Agreement or otherwise in relation to it, (b) the perfection or enforcement of the collateral hereby constituted or (c) the exercise of any Collateral Right, shall be reimbursed to the Security Trustee by the Chargor on demand on a full indemnity basis together with interest from the date the same were incurred to the date of payment at such rates as the Security Trustee may reasonably determine.

14.    CURRENCY CONVERSION

       For the purpose of or pending the discharge of any of the Secured Obligations the Security Trustee may convert any money received, recovered or realised or subject to application by it under this Agreement from one currency to another, as the Security

       Trustee may think fit: and any such conversion shall be effected at the Security Trustee's spot rate of exchange for the time being for obtaining such other currency with the first currency.

15.    NOTICES

       Any notice or demand to be served by one person on another pursuant to this Agreement may be served by leaving it at the address specified above (or such other address as such person may previously have specified) or by letter posted by prepaid first-class post to such address (which shall be deemed to have been served on the fifth day following the date of posting), or by fax to the fax number specified above (or such other number as such person may previously have specified) which shall be deemed to have been received when transmission has been completed) provided that any notice to be served on the Security Trustee shall be effective only when actually received by the Security Trustee, marked for the attention of the department or officer specified by the Security Trustee for such purpose.

16.    SUCCESSORS

16.1 This Agreement shall remain in effect despite any amalgamation or merger (however effected) relating to the Security Trustee; and references to the Security Trustee shall be deemed to include any assignee or successor in title of the Security Trustee and any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of the Security Trustee hereunder or to which under such laws the same have been transferred.

16.2 The Chargor shall not be entitled to assign or transfer all or any of its rights, benefits and obligations under this Agreement.

17.    RELEASE AND DISCHARSGE

       At such time as the Secured Obligations have been discharged in full the Security Trustee shall, at the expense of the Chargor, execute such documents (or procure that its nominees execute such documents) as the Chargor may reasonably request and which may be required to discharge all charges and security created by this Agreement or reassign the Charged Portfolio.

18.    PARTIAL INVALIDITY

       If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor of such provisions under the law of any other jurisdiction shall in any way be affected or impaired thereby.

19.    LAW AND JURISDICTION

       This Agreement shall be governed by English law and, for the Security Trustee's benefit, the English courts shall have exclusive jurisdiction to settle any dispute which may arise from or in connection with it.

IN WITNESS WHEREOF this Agreement has been signed on behalf of the Security Trustee and executed as a deed by the Chargor and is intended to be and is hereby delivered by it as a deed on the date specified above.

                                    SCHEDULE

                              LETTER OF RESIGNATION



To:     The Board of Directors of Corgi Classics Holdings Limited


                                                                Date: [        ]


Dear Sirs,

I hereby tender my resignation as director of Corgi Classics Holdings Limited (the "COMPANY") with immediate effect and acknowledge that I have no claim whatsoever against the Company whether in respect of accrued remuneration, fees or loss of office or otherwise on any account and that there is no outstanding agreement or arrangement under which the Company or any of its subsidiaries or associated companies has or would have any obligation to me whether now or in the future or under which I would derive any benefit.



SIGNED, SEALED AND
DELIVERED by
[               ]
in the presence of:



Name of Witness:



Address of Witness:



Occupation of Witness:

THE SECURITY TRUSTEE

ABN AMRO BANK N.V., HONG KONG BRANCH

By:            ___________________

Name:          ___________________

Title:         ___________________



THE CHARGOR

ZINDART LIMITED

EXECUTED as a DEED                          )
by affixing the COMMON SEAL of              )
ZINDART LIMITED                             )
in the presence of:                         )

______________________    Director

______________________    Director/Secretary

                                   SCHEDULE 8

                    FORM OF CHARGE OVER CORGI CLASSICS SHARES



                                   March 2001

                         CORGI CLASSICS HOLDINGS LIMITED

                                   as Chargor

                                       and

                      ABN AMRO BANK N.V., HONG KONG BRANCH

                               as Security Trustee







          -------------------------------------------------------------

                        CHARGE OVER CORGI CLASSICS SHARES

          -------------------------------------------------------------

                                    CONTENTS

CLAUSE                                                                           PAGE
1.    DEFINITIONS AND INTERPRETATION...............................................81

2.    COVENANT AND CHARGE..........................................................82

3.    DEPOSIT OF CERTIFICATES......................................................82

4.    VOTING RIGHTS AND DIVIDENDS..................................................82

5.    CHARGOR'S REPRESENTATIONS AND UNDERTAKINGS...................................83

6.    FURTHER ASSURANCE............................................................85

7.    POWER OF ATTORNEY............................................................85

8.    POWER OF SALE................................................................85

9.    RECEIVER.....................................................................86

10.   CHARGOR'S OBLIGATIONS........................................................86

11.   EFFECTIVENESS OF COLLATERAL..................................................88

12.   SUBSEQUENT INTERESTS AND ACCOUNTS............................................89

13.   COSTS AND EXPENSES...........................................................89

14.   CURRENCY CONVERSION..........................................................89

15.   NOTICES......................................................................89

16.   SUCCESSORS...................................................................90

17.   RELEASE AND DISCHARSGE.......................................................90

18.   PARTIAL INVALIDITY...........................................................90

19.   LAW AND JURISDICTION.........................................................90

20.   COUNTERPARTS.................................................................90

THIS AGREEMENT  is made on   March 2001

BETWEEN

(1) ABN AMRO BANK N.V., HONG KONG BRANCH of 38/F Cheung Kong Center, 2 Queen's Road Central, Hong Kong as security trustee (the "SECURITY TRUSTEE", which expression shall include any person for the time being appointed as security trustee, or as an additional security trustee, for the purposes of the Facility Agreement (as defined below)) for the Finance Parties (as defined below) on the terms and conditions set out in the Facility Agreement; and

(2)     CORGI CLASSICS HOLDINGS LIMITED (the "CHARGOR").

IT IS AGREED as follows:

1.     DEFINITIONS AND INTERPRETATION

1.1 Terms defined in the Facility Agreement shall, unless otherwise defined in this Agreement, bear the same meaning when used in this Agreement and in addition:

       "CHARGED PORTFOLIO" means the Shares and the Related Assets.

       "COLLATERAL RIGHTS" means all rights, powers and remedies of the Security Trustee provided by this Agreement or by law.

       "CORGI CLASSICS" means Corgi Classics Limited, a company incorporated in England and Wales.

       "FACILITY AGREEMENT" means the US$9,000,000 term loan agreement dated of even date herewith and entered into between Zindart Limited as borrower, Hua Yang Holdings Co., Ltd. and Hua Yang Printing Holdings Co., Limited as guarantors, ABN AMRO Bank N.V., Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., Hong Kong Branch, KBC Bank N.V., Hong Kong Branch and Standard Chartered Bank as arrangers, ABN AMRO Bank N.V., Hong Kong Branch as agent and security trustee and the financial institutions named therein as Banks.

       "FINANCE PARTIES" shall have the meaning given to such term in the Facility Agreement.

       "RELATED ASSETS" means all dividends, interest and other monies payable in respect of the Shares and all other rights, benefits and proceeds in respect of or derived from the Shares (whether by way of redemption, bonus, preference, option, substitution, conversion or otherwise).

       "SECURED OBLIGATIONS" means all obligations owing to the Finance Parties or to the Security Trustee (whether for its own account or as security trustee for the Finance Parties) by Zindart Limited under or pursuant to the Facility Agreement, whether present or future, actual or contingent (and whether incurred by Zindart Limited alone or jointly, and whether as principal or surety or in some other capacity).

       "SHARES" means all of the shares in the share capital of Corgi Classics held by, to the order or on behalf of the Chargor at any time.

1.2 In this Agreement, the rules of interpretation contained in the Facility Agreement shall apply to the construction of this Agreement and a "Clause" is, unless otherwise stated, a reference to a Clause hereof.

1.3 A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2.     COVENANT AND CHARGE

2.1 This charge is given for good consideration and the Chargor shall on demand of the Security Trustee discharge and pay to the Security Trustee (when due and payable) each of the Secured Obligations.

2.2 The Chargor charges the Charged Portfolio, with full title guarantee and by way of first fixed charge, in favour of the Security Trustee for the payment and discharge of all of the Secured Obligations.

3.     DEPOSIT OF CERTIFICATES

3.1 The Chargor shall, on the date of this Agreement deposit (or procure there to be deposited) with the Security Trustee all certificates and other documents of title to the Shares, and stock transfer forms (executed in blank by or on behalf of the Chargor) in respect of the Shares.

3.2 The Chargor shall, promptly upon the accrual, offer or issue of any Related Assets (in the form of stocks, shares, warrants or other securities) in which the Chargor has a beneficial interest, procure the delivery to the Security Trustee of (a) all certificates and other documents of title representing such Related Assets and (b) such stock transfer forms or other instruments of transfer (executed in blank by or on behalf of the Chargor) in respect of those Related Assets as the Security Trustee may request.

3.3 The Chargor shall as soon as practicable but in any event not later than twenty-one Business Days from the date of this Agreement deposit with the Security Trustee undated letters of resignations from each of the directors of Corgi Classics.

4.     VOTING RIGHTS AND DIVIDENDS

4.1 PRIOR TO THE OCCURRENCE OF AN EVENT OF DEFAULT THE CHARGOR SHALL BE ENTITLED TO:

       4.1.1 receive all dividends, interest, stocks, shares, rights and other monies arising from the Charged Portfolio; and

       4.1.2 exercise all voting and other rights in relation to the Charged Portfolio PROVIDED THAT the Chargor shall not exercise such voting or other rights in any manner which would prejudice the value of, or the ability of the Security Trustee to realise, the security created by this Agreement.

4.2 Notwithstanding the provisions of Clause 4.1 above, prior to the occurrence of an Event of Default, the Chargor shall, immediately upon receipt of any notices or other correspondence that may be sent or given to a shareholder from Corgi Classics, deliver to the Security Trustee a copy of all such notices and correspondence.

4.3 The Chargor shall not, without the prior written consent of the Security Trustee, by the exercise of any voting rights or otherwise, permit or agree to (a) any variation of the rights attaching to or conferred by all or any part of the Charged Portfolio unless such variation shall in no way prejudice the interest of the Security Trustee hereunder or (b) any increase in the issued share capital of any company whose shares are charged pursuant to this Agreement.

4.4 The Security Trustee may, upon the occurrence of an Event of Default and at any time thereafter save where such Event of Default is capable of remedy and has been remedied, at its discretion (in the name of the Chargor or otherwise and without any further consent or authority from the Chargor):

       4.4.1 exercise (or refrain from exercising) any voting rights in respect of the Charged Portfolio;

       4.4.2 apply all dividends, interest and other monies arising from the Charged Portfolio as though they were the proceeds of sale under this Agreement;

       4.4.3 transfer the Charged Portfolio into the name of such nominee(s) of the Security Trustee as it shall require; and

       4.4.4 exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal or beneficial owner of the Charged Portfolio, including the right, in relation to any company whose shares or other securities are included in the Charged Portfolio, to concur or participate in:

               (a) the reconstruction, amalgamation, sale or other disposal of such company or any of its assets or undertaking (including the exchange, conversion or reissue of any shares or securities as a consequence thereof);

               (b) the release, modification or variation of any rights or liabilities attaching to such shares or securities; and

               (c) the exercise, renunciation or assignment of any right to subscribe for any shares or securities.

               in each case in such manner and on such terms as the Security Trustee may think fit, and the proceeds of any such action shall form part of the Charged Portfolio.

5.     CHARGOR'S REPRESENTATIONS AND UNDERTAKINGS

5.1 Except with the Security Trustee's prior written consent, the Chargor shall not:

       5.1.1   assign or dispose of all or any part of the Charged Portfolio; or

       5.1.2 create, grant or permit to exist (a) any security interest over or (b) any restriction on the ability to transfer or realise, all or any part of the Charged Portfolio.

5.2 The Chargor hereby represents and warrants to the Security Trustee and undertakes during the subsistence of this Agreement that:

       5.2.1 it is, and will be, the sole legal and beneficial owner of the Charged Portfolio free from any security interest except as created by this Agreement;

       5.2.2 it has not sold or disposed of, and will not sell or dispose of, the benefit of all or any of its rights, title and interest in the Charged Portfolio;

       5.2.3 it has and will have the necessary power to enable it to enter into and perform its obligations under this Agreement;

       5.2.4 the obligations expressed to be assumed by it under this Agreement constitute its legal, valid and binding obligations and this Agreement constitutes an effective security over the Charged Portfolio;

       5.2.5 all necessary authorisations to enable it to enter into this Agreement have been obtained and are, and will remain, in full force and effect;

       5.2.6 the Shares constitute the entire issued share capital of Corgi Classics at the date hereof and all the Shares have been validly issued and are fully paid up;

       5.2.7 it has not granted in favour of any other persons any interest in or any option or other rights in respect of any Shares and there are no duplicate copies of the certificates in respect of the Shares or other certificates representing the Shares;

       5.2.8 it shall ensure that no person holding any Shares as its nominee for the time being create, attempt or agree to create or permit to arise or exist any encumbrance over all or any part of the Shares or any interest therein or assign, deal with or dispose of all or any part of the Shares (except under or pursuant to this Agreement) or grant in favour of any other person any interest in or any option or other rights in respect of any of the Shares;

       5.2.9 it shall procure that no amendment or supplement is made to the constitutional documents of Corgi Classics without the prior written consent of the Security Trustee;

       5.2.10 authorise the Security Trustee to sign on its behalf and on behalf of each person holding any of the Shares as nominee of the Chargor any proxies or other documents which the Security Trustee may require to enable the Security Trustee to exercise such voting and other rights and powers attaching to the Shares; and

       5.2.11 it shall not do, cause or permit to be done anything which may in any material way jeopardise, lead to the depreciation of, or otherwise prejudice the value of the Charged Portfolio.

5.3 The Chargor represents to the Security Trustee that the Shares are fully paid and undertakes to pay all calls or other payments due in respect of any part of the Charged Portfolio. If the Chargor fails to make any such payment the Security Trustee may make that payment on behalf of the Chargor and any sums so paid by the Security Trustee shall be reimbursed by the Chargor on demand, together with interest thereon. Such interest shall be calculated from the due date up to the actual date of payment (after, as well as before, judgement) in accordance with Clause 22.2 of the Facility Agreement as if the payment on which such interest is payable hereunder is an Unpaid Sum under Clause 22.2 of the Facility Agreement.

6.     FURTHER ASSURANCE

6.1 The Chargor shall promptly execute all documents (including transfers) and do all things (including the delivery, transfer, assignment or payment of all or part of the Charged Portfolio to the Security Trustee or its nominee(s)) that the Security Trustee may reasonably specify for the purpose of (a) exercising the Collateral Rights or (b) securing and perfecting its security over or title to all or any part of the Charged Portfolio.

6.2 The Chargor shall upon demand from the Security Trustee, at any time after the occurrence of an Event of Default, (a) procure the transfer of the Charged Portfolio into the name of the Security Trustee or its nominee(s), agents or such purchasers as it shall direct and (b) execute all documents and do all other things that the Security Trustee may require to facilitate the realisation of the Charged Portfolio.

7.     POWER OF ATTORNEY

       The Chargor, by way of security, irrevocably appoints the Security Trustee to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver and perfect all documents (including any stock transfer forms and other instruments of transfer) and do all things that the Security Trustee may consider to be requisite for (a) carrying out any obligation imposed on the Chargor under this Agreement or (b) exercising any of the rights conferred on the Security Trustee by this Agreement or by law, (including, after the security constituted hereby has become enforceable, the exercise of any right of a legal or a beneficial owner of the Charged Portfolio). The Chargor shall ratify and confirm all things done and all documents executed by the Security Trustee in the exercise of that power of attorney.

8.     POWER OF SALE

8.1 Upon the occurrence of an Event of Default or at any time thereafter save where such Event of Default is capable of remedy and has been remedied, the Security Trustee or its nominee shall be entitled, without prior notice to the Chargor or prior authorisation from any court, to sell or otherwise dispose of all or any part of the Charged Portfolio (at the times, in the manner and on the terms it thinks fit). The Security Trustee or its nominee shall be entitled to apply the proceeds of that sale or other disposal in paying the costs of that sale or disposal and in or towards the discharge of the Secured Obligations.

8.2 The power of sale or other disposal in Clause 8.1 shall operate as a variation and extension of the statutory power of sale under Section 101 of the Law of Property Act 1925. The restrictions contained in Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Agreement or to any exercise by the Security Trustee of its right to consolidate mortgages or its power of sale.

8.3 A certificate in writing by an officer or agent of the Security Trustee that any power of sale or other disposal has arisen and is exercisable shall be conclusive evidence of that fact, in favour of a purchaser of all or any part of the Charged Portfolio.

8.4 The Chargor shall not have any claim against the Security Trustee or its nominee in respect of any loss arising out of such sale or any postponement thereof howsoever caused and whether or not the Shares could have been sold or otherwise disposed of at a higher price.

9.     RECEIVER

9.1 Upon the occurrence of an Event of Default and at any time thereafter save where such Event of Default is capable of remedy and has been remedied or if requested by the Chargor, the Security Trustee may by writing (acting through an authorised officer of the Security Trustee) without notice to the Chargor appoint one or more persons to be receiver of the whole or any part of the Charged Portfolio (each such person being (a) entitled to act individually as well as jointly and (b) for all purposes deemed to be the agent of the Chargor).

9.2 In addition to the powers of the Security Trustee conferred by Clause 8 (Power of Sale), each person appointed pursuant to Clause 9.1 shall have, in relation to the part of the Charged Portfolio in respect of which he was appointed, all the powers (a) conferred by the Law of Property Act 1925 on a receiver appointed under that Act, (b) of an administrative receiver set out in Schedule 1 to the Insolvency Act 1986 (whether or not such person is an administrative receiver) and (c) (if such person is an administrative receiver) all the other powers exercisable by an administrative receiver in relation to the Chargor by virtue of the Insolvency Act 1986.

10.    CHARGOR'S OBLIGATIONS

10.1 The obligations of the Chargor and the Collateral Rights shall not be discharged, impaired or otherwise affected by:

       10.1.1 any winding-up, dissolution, administration or re-organisation of or other change in Corgi Classics;

       10.1.2 any of the Secured Obligations being at any time illegal, invalid, unenforceable or ineffective;

       10.1.3  any time or other indulgence being granted to Corgi Classics;

       10.1.4 any amendment, variation, waiver or release of any of the Secured Obligations;

       10.1.5 any failure to take or failure to realise the value of any other collateral in respect of the Secured Obligations or any release, discharge, exchange or substitution of any such collateral; or

       10.1.6 any other act, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect the obligations of the Chargor hereunder.

11.    EFFECTIVENESS OF COLLATERAL

11.1 The collateral constituted by this Agreement and the Collateral Rights shall be cumulative, in addition to and independent of every other security which the Security Trustee may at any time hold for the Secured Obligations or any rights, powers and remedies provided by law. No prior security held by the Security Trustee over the whole or any part of the Charged Portfolio shall merge into the collateral hereby constituted.

11.2 This Agreement shall remain in full force and effect as a continuing arrangement unless and until the Security Trustee discharges it and shall not cease by reason of any intermediate payment or satisfaction of all or any of the Secured Obligations or for any other reason: however, if the obligations of the Chargor under this Agreement cease to be continuing for any reason, the liability of the Chargor at the date of such cessation shall remain, regardless of any subsequent increase or reduction in the Secured Obligations.

11.3 No failure on the part of the Security Trustee to exercise, or delay on its part in exercising, any Collateral Right shall operate as a waiver thereof, nor shall any single or partial exercise of a Collateral Right preclude any further or other exercise of that or any other Collateral Right.

11.4 The Security Trustee shall not be obliged to make any demand of Corgi Classics, to take any action or obtain judgment in any court against Corgi Classics or to make or file any proof or claim in a liquidation or insolvency of Corgi Classics or to enforce or seek to enforce any other security in respect of the Secured Obligations before exercising any Collateral Right.

11.5 If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity or enforceability of (a) the remaining provisions of this Agreement and (b) such provisions under the law of any other jurisdiction shall not in any way be affected or impaired thereby.

11.6 None of the Security Trustee, its nominee(s) or any receiver appointed pursuant to this Agreement shall be liable by reason of (a) taking any action permitted by this Agreement or (b) any neglect or default in connection with the Charged Portfolio or (c) the taking possession or realisation of all or any part of the Charged Portfolio, except in the case of gross negligence or wilful default upon its part.

11.7 So long as the Chargor is under any actual or contingent obligation in respect of the Secured Obligations, the Chargor shall not exercise any right which it may at any time have, by reason of the performance of its obligations under this Agreement, to be indemnified by Corgi Classics or to claim any contribution from any other person or to take the benefit (whether by subrogation or otherwise) of any right, entitlement, interest or remedy which the Security Trustee may hold in relation to the Secured Obligations.

11.8 The Chargor will not accept or permit to subsist any collateral from Corgi Classics or any other person in respect of any rights the Chargor may have arising out of this Agreement: if, despite the foregoing, any such collateral shall be accepted or subsisting,



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

       the Chargor acknowledges that the Chargor's rights under such collateral shall be held on trust for the Security Trustee.

11.9 Any settlement or discharge hereunder shall be conditional upon no security or payment to the Security Trustee by or on behalf of Corgi Classics or the Chargor being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws of general application and shall in those circumstances be void.

12.    SUBSEQUENT INTERESTS AND ACCOUNTS

12.1 If the Security Trustee at any time receives notice of any subsequent mortgage, assignment, charge or other interest affecting all or any part of the Charged Portfolio, all payments thereafter made by the Chargor to the Security Trustee or any of the Secured Parties shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Obligations as at the time when the Security Trustee received notice.

12.2 All monies received, recovered or realised by the Security Trustee under this Agreement (including the proceeds of any conversion of currency) may in its discretion be credited to and held in any suspense or impersonal account pending their application from time to time in or towards the discharge of any of the Secured Obligations.

13.    COSTS AND EXPENSES

       All the Security Trustee's costs and expenses (including legal fees, stamp duties and any value added tax) incurred in connection with (a) the execution of this Agreement or otherwise in relation to it, (b) the perfection or enforcement of the collateral hereby constituted or (c) the exercise of any Collateral Right, shall be reimbursed to the Security Trustee by the Chargor on demand on a full indemnity basis together with interest from the date the same were incurred to the date of payment at such rates as the Security Trustee may reasonably determine.

14.    CURRENCY CONVERSION

       For the purpose of or pending the discharge of any of the Secured Obligations the Security Trustee may convert any money received, recovered or realised or subject to application by it under this Agreement from one currency to another, as the Security Trustee may think fit: and any such conversion shall be effected at the Security Trustee's spot rate of exchange for the time being for obtaining such other currency with the first currency.

15.    NOTICES

       Any notice or demand to be served by one person on another pursuant to this Agreement may be served by leaving it at the address specified above (or such other address as such person may previously have specified) or by letter posted by prepaid first-class post to such address (which shall be deemed to have been served on the fifth day following the date of posting), or by fax to the fax number specified above (or such other number as such person may previously have specified) which shall be deemed to have been received when transmission has been completed) provided that any notice to



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

       be served on the Security Trustee shall be effective only when actually received by the Security Trustee, marked for the attention of the department or officer specified by the Security Trustee for such purpose.

16.    SUCCESSORS

16.1 This Agreement shall remain in effect despite any amalgamation or merger (however effected) relating to the Security Trustee; and references to the Security Trustee shall be deemed to include any assignee or successor in title of the Security Trustee and any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of the Security Trustee hereunder or to which under such laws the same have been transferred.

16.2 The Chargor shall not be entitled to assign or transfer all or any of its rights, benefits and obligations under this Agreement.

17.    RELEASE AND DISCHARSGE

       At such time as the Secured Obligations have been discharged in full the Security Trustee shall, at the expense of the Chargor, execute such documents (or procure that its nominees execute such documents) as the Chargor may reasonably request and which may be required to discharge all charges and security created by this Agreement or reassign the Charged Portfolio.

18.    PARTIAL INVALIDITY

       If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor of such provisions under the law of any other jurisdiction shall in any way be affected or impaired thereby.

19.    LAW AND JURISDICTION

       This Agreement shall be governed by English law and, for the Security Trustee's benefit, the English courts shall have exclusive jurisdiction to settle any dispute which may arise from or in connection with it.

20.    COUNTERPARTS

       This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been signed on behalf of the Security Trustee and executed as a deed by the Chargor and is intended to be and is hereby delivered by it as a deed on the date specified above.



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                                    SCHEDULE

                              LETTER OF RESIGNATION



To:     The Board of Directors of Corgi Classics Limited



                                                                 Date: [       ]



Dear Sirs,

I hereby tender my resignation as director of Corgi Classics Limited (the "COMPANY") with immediate effect and acknowledge that I have no claim whatsoever against the Company whether in respect of accrued remuneration, fees or loss of office or otherwise on any account and that there is no outstanding agreement or arrangement under which the Company or any of its subsidiaries or associated companies has or would have any obligation to me whether now or in the future or under which I would derive any benefit.



SIGNED, SEALED AND
DELIVERED by
[                  ]
in the presence of:



Name of Witness:



Address of Witness:



Occupation of Witness:

THE SECURITY TRUSTEE

ABN AMRO BANK N.V., HONG KONG BRANCH

By:            ___________________

Name:          ___________________

Title:         ___________________



THE CHARGOR

CORGI CLASSICS HOLDINGS LIMITED             )
EXECUTED AS A DEED                          )
by CORGI CLASSICS HOLDINGS LIMITED          )
acting through                              )



______________________    Director



______________________    Director/Secretary

                                   SCHEDULE 9

                              CONDITIONS SUBSEQUENT

                                     PART I

1. Evidence that all amounts owing under the SBLC Facility have been fully paid.

2. Evidence that the fees, costs and expenses required to be paid by the Borrower pursuant to Clause 20.1 (Arrangement Fee) and Clause 20.2 (Agency Fee) have been paid.

                                     PART II

1.     Evidence of registration of:

       (i) the Charge over Corgi Classics Holdings Shares against the Borrower with the Hong Kong Companies Registry; and

       (ii) the Subordination Deed against Hua Yang Printing with the Hong Kong Companies Registry.

                                    PART III

1. Evidence of registration of the Subordination Deed against each of Luen Tat Mould Mfg. Ltd., Luen Tat Model Design Co. Ltd. and Onchart Industrial Ltd. with the BVI Companies Registry.

2. If deemed appropriate by the Banks' Cayman Islands counsel, evidence of registration of the Subordination Deed against Hua Yang Holdings with the Companies Registry in Cayman Islands.

                                 EXECUTION PAGES



THE BORROWER

ZINDART LIMITED

By: /s/ ALEXANDER M.K. NGAN



Address:    Flat C&D, 25/F, Block 1, Tai Ping Industrial Centre

            57 Ting Kok Road

            Tai Po

            New Territories

            Hong Kong

Fax:        2664 7066


THE GUARANTORS

HUA YANG HOLDINGS CO. LTD.

By: /s/ ALEXANDER M.K. NGAN



Address:    Flat C&D, 25/F, Block 1, Tai Ping Industrial Centre

            57 Ting Kok Road

            Tai Po

            New Territories

            Hong Kong

Fax:        2664 7066

HUA YANG PRINTING HOLDINGS CO., LIMITED

By: /s/ ALEXANDER M.K. NGAN



Address:    Flat C&D, 25/F, Block 1, Tai Ping Industrial Centre

            57 Ting Kok Road

            Tai Po

            New Territories

            Hong Kong

Fax:        2664 7066

THE ARRANGERS

ABN AMRO BANK N.V.

By: /s/ KATHERINE FANG
    /s/ CATHERINE CHAN


Address:    38/F Cheung Kong Center

            2 Queen's Road Central

            Hong Kong

Fax:        2700 3310



COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
HONG KONG BRANCH

By: /s/ EDMOND LEUNG
    /s/ ALEX CHEUNG


Address:    43/F Two Exchange Square

            8 Connaught Place

            Central

            Hong Kong

Fax:        2537 3710



KBC BANK N.V., HONG KONG BRANCH

By: /s/ SAMMY SIN



Address:    39/F Central Plaza

            18 Harbour Road

            Wanchai

            Hong Kong

Fax:        2879 3398

STANDARD CHARTERED BANK

By: /s/ STEPHEN LI



Address:    13/F Standard Chartered Tower

            388 Kwun Tong Road

            Kwun Tong

            Kowloon, Hong Kong

Fax:        2371 2953

THE AGENT

ABN AMRO BANK N.V., HONG KONG BRANCH

By: /s/ KATHERINE FANG
    /s/ CATHERINE CHAN


Address:       38/F Cheung Kong Center

               2 Queen's Road Central

               Hong Kong

Fax:           2700 3310

Attention:     Shirley Yiu



THE BANKS

ABN AMRO BANK N.V.

By: /s/ KATHERINE FANG
    /s/ CATHERINE CHAN


Address:       38/F Cheung Kong Center

               2 Queen's Road Central

               Hong Kong

Fax:           27003310


COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
HONG KONG BRANCH

By: /s/ EDMOND LEUNG
    /s/ ALEX CHEUNG


Address:       43/F Two Exchange Square

               8 Connaught Place

               Central

               Hong Kong

Fax:           2537 3710

KBC BANK N.V., HONG KONG BRANCH

By: /s/ SAMMY SIN


Address:       39/F Central Plaza

               18 Harbour Road

               Wanchai

               Hong Kong

Fax:           2879 3398



STANDARD CHARTERED BANK

By: /s/ STEPHEN LI


Address:       13/F Standard Chartered Tower

               388 Kwun Tong Road

               Kwun Tong

               Kowloon, Hong Kong

Fax:           2371 2953